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                                LOAN AGREEMENT

                         DATED AS OF MARCH 14, 1997

                                    BETWEEN

                              UNITED HOMES, INC.,
                           AN ILLINOIS CORPORATION,
                              UNITED HOMES, INC.,
                            AN ARIZONA CORPORATION,
                        UNITED HOMES OF ILLINOIS, INC.,
                           AN ILLINOIS CORPORATION
                                     AND
                        UNITED HOMES OF MICHIGAN, INC.,
                            A MICHIGAN CORPORATION

                           COLLECTIVELY, "BORROWER"


                                     AND


                        RESIDENTIAL FUNDING CORPORATION
                            A DELAWARE CORPORATION
                                   "LENDER"

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

                               TABLE OF CONTENTS

ARTICLE I         DEFINITIONS............................................    2
   Section 1.1    Certain Defined Terms..................................    2

ARTICLE II        THE LOAN...............................................   17
   Section 2.1    Agreement to Lend and Borrow; Revolving Loan;
                  Evidence of Indebtedness and Maturity..................   17
   Section 2.2    Disbursements of the Loan..............................   17
   Section 2.3    Use of Disbursements...................................   17
   Section 2.4    Commitment Fee and Servicing Fee.......................   17
   Section 2.5    No Reduction in Commitment Fee.........................   18
   Section 2.6    Interest...............................................   18
   Section 2.7    Interest Rate Limitation...............................   19
   Section 2.8    Cash Collections; Depository Account...................   20
   Section 2.9    Payments...............................................   20
   Section 2.10   Application of Payments................................   20
   Section 2.11   Mandatory Prepayment of Principal......................   21
   Section 2.12   Optional Prepayment of the Loan........................   21
   Section 2.13   Commitment Period and Conversion Date..................   21
   Section 2.14   Extension..............................................   21
   Section 2.15   Security...............................................   22
   Section 2.16   Books and Records of Lender; Accounting................   22
   Section 2.17   Adjustments to Loan Amount and Related Loan Amount.....   22

ARTICLE III       COLLATERAL; PROCEDURES RELATING TO COLLATERAL AND
                  DISBURSEMENTS..........................................   24
   Section 3.1    Collateral.............................................   24
   Section 3.2    Project Approval.......................................   24
   Section 3.3    Pledging of Borrowing Base Collateral..................   25
   Section 3.4    WIP Reports............................................   26
   Section 3.5    Determination of Borrowing Base Amount.................   26
   Section 3.6    Determination of Allowable Disbursement Amount.........   28
   Section 3.7    Procedure for Disbursements............................   28
   Section 3.8    Conditions Precedent to Disbursements..................   28
   Section 3.9    Disbursement Account...................................   29
   Section 3.10   Lender May Make Disbursement Notwithstanding
                  Noncompliance..........................................   30
   Section 3.11   Provisions Applicable to Initial Borrowing Base
                  Collateral.............................................   30

ARTICLE IV        REPRESENTATIONS AND WARRANTIES.........................   32
   Section 4.1    Consideration..........................................   32
   Section 4.2    Organization...........................................   32
   Section 4.3    Authorization..........................................   32

                                      (i)

   Section 4.4     Governmental Consents.................................   32
   Section 4.5     Validity..............................................   32
   Section 4.6     Financial Position....................................   33
   Section 4.7     Governmental Regulations..............................   33
   Section 4.8     Employee Benefit Plans................................   33
   Section 4.9     Securities Activities.................................   33
   Section 4.10    No Material Adverse Change............................   33
   Section 4.11    Payment of Taxes......................................   33
   Section 4.12    Litigation............................................   33
   Section 4.13    Environmental Matters.................................   33
   Section 4.14    No Burdensome Restrictions............................   34
   Section 4.15    Full Disclosure.......................................   34
   Section 4.16    Adequate Consideration................................   34

ARTICLE V          COVENANTS.............................................   35
   Section 5.1     Consideration.........................................   35
   Section 5.2     Affirmative Covenants.................................   35
   Section 5.3     Negative Covenants....................................   38
   Section 5.4     Financial Covenants...................................   39
   Section 5.5     Insurance.............................................   39

ARTICLE VI         THE BORROWING BASE COLLATERAL.........................   42
   Section 6.1     Consideration.........................................   42
   Section 6.2     Title.................................................   42
   Section 6.3     No Prior Liens or Claims..............................   42
   Section 6.4     Access to the Borrowing Base Collateral...............   42
   Section 6.5     Compliance with Laws and Regulations..................   42
   Section 6.6     Covenants, Zoning, Codes, Permits and Consents........   43
   Section 6.7     Utilities.............................................   43
   Section 6.8     Map, Permits, Licenses and Approvals..................   43
   Section 6.9     Approval of Plans and Specifications and Budget.......   43
   Section 6.10    Construction Start and Completion.....................   44
   Section 6.11    Contractors and Contracts.............................   44
   Section 6.12    Evidence of Ownership of Materials....................   44
   Section 6.13    Changes to Plans and Specifications and Budget........   44
   Section 6.14    Lender Inspections, Appraisal and Information.........   45
   Section 6.15    Correction of Defects.................................   45
   Section 6.16    Protection Against Lien Claims........................   46
   Section 6.17    Conveyance, Lease or Encumbrance......................   46
   Section 6.18    Security Instruments..................................   47
   Section 6.19    Further Assurances; Cooperation.......................   47
   Section 6.20    Signs.................................................   47
   Section 6.21    Sales Agreements......................................   47

                                     (ii)

   Section 6.22    Sales and Closings.....................................  47
   Section 6.23    Sales Operations and Seller's Obligations..............  48
   Section 6.24    Model Units............................................  48

ARTICLE VII        EVENTS OF DEFAULT AND REMEDIES.........................  49
   Section 7.1     Events of Default......................................  49
   Section 7.2     Acceleration...........................................  52
   Section 7.3     Other Remedies.........................................  52
   Section 7.4     General Provisions Applicable to Remedies..............  55
   Section 7.5     Authorization to Apply Assets to Payment of Loan.......  55

ARTICLE VIII       MISCELLANEOUS..........................................  56
   Section 8.1     Successors and Assigns; No Assignment by Borrower......  56
   Section 8.2     Notices................................................  56
   Section 8.3     Changes, Waivers, Discharge and Modification in
                   Writing................................................  57
   Section 8.4     No waiver; Remedies Cumulative.........................  57
   Section 8.5     Costs, Expenses and Taxes..............................  58
   Section 8.6     Disclaimer by Lender; No Joint Venture.................  58
   Section 8.7     Indemnification........................................  59
   Section 8.8     Consultants............................................  60
   Section 8.9     Governing Laws.........................................  60
   Section 8.10    Titles and Headings....................................  60
   Section 8.11    Counterparts...........................................  60
   Section 8.12    Participations.........................................  60
   Section 8.13    Confidentiality........................................  60
   Section 8.14    Times is of the Essence................................  61
   Section 8.15    No Third Parties Benefitted............................  61
   Section 8.16    Severability...........................................  61
   Section 8.17    Jurisdiction...........................................  61
   Section 8.18    Waiver of Jury Trial...................................  61
   Section 8.19    Interpretation.........................................  62
   Section 8.20    Entire Agreement.......................................  62
   Section 8.21    Related Loan...........................................  62

                                     (iii)

EXHIBIT A
    CONDITIONS TO OBLIGATIONS OF LENDER TO MAKE LOAN...................... A-1

EXHIBIT B
    PROJECT REQUIREMENTS.................................................. B-1

EXHIBIT C
    PROJECT UNDERWRITING DOCUMENTS........................................ C-1

EXHIBIT D
    APPROVED PROJECTS..................................................... D-1

EXHIBIT E
    FORM OF PROJECT COMMITMENT............................................ E-1

EXHIBIT F
    BORROWING BASE COLLATERAL REQUIREMENTS................................ F-1

EXHIBIT G
    FORM OF REQUEST TO ADD COLLATERAL..................................... G-1

EXHIBIT H
    STAGED DRAW SCHEDULE.................................................. H-1

EXHIBIT I
    FORM OF WIP REPORT.................................................... I-1

EXHIBIT J
    FORM OF DRAW REQUEST CERTIFICATION.................................... J-1

EXHIBIT K
    LETTER OF INSTRUCTIONS TO AMERICAN NATIONAL BANK AND TRUST
    COMPANY OF CHICAGO.................................................... K-1

EXHIBIT L
    FORM OF EXTENSION REQUEST............................................. L-1

EXHIBIT M
    INITIAL BORROWING BASE COLLATERAL..................................... M-1

                                     (iv)

                                LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Loan Agreement") is made as of March 14, 1997, by and between UNITED HOMES, INC., an Illinois corporation, UNITED HOMES, INC., an Arizona corporation, UNITED HOMES OF ILLINOIS, INC., an Illinois corporation and UNITED HOMES OF MICHIGAN, INC., a Michigan corporation (collectively, the "Borrower") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender").


                               R E C I T A L S:

     A. Borrower has applied to Lender for a revolving loan to finance the residential construction activities of the Borrower in the Chicago and Phoenix metropolitan areas and in western Michigan, and to fund other costs associated therewith, which loan is to be secured by a lien on real and personal property owned and pledged by the Borrower.

     B. Lender is willing to make the requested loan upon and subject to the terms and conditions set forth in this Loan Agreement.

                              A G R E E M E N T:

     NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1 CERTAIN DEFINED TERMS. As used herein (including any Exhibits attached hereto), the following terms shall have the meanings set forth below (unless expressly stated to the contrary):

     "ADDITIONAL LOTS" shall mean Lots which (i) were not part of the Initial Borrowing Base Collateral, (ii) are located within an Approved Project, (iii) the Borrower desires be made a part of the Borrowing Base Collateral, and
(iv) become encumbered by the lien of the Mortgage by means of the execution, delivery and recording of a Mortgage Modification Agreement relating thereto.

     "ADDITIONAL UNITS" shall mean Units which (i) were not part of the Initial Borrowing Base Collateral, (ii) are located within an Approved Project, (iii) the Borrower desires be made a part of the Borrowing Base Collateral, and (iv) become encumbered by the lien of the Mortgage by means of the execution, delivery and recording of a Mortgage Modification Agreement relating thereto.

     "AFFILIATE" shall mean a Person that, directly or indirectly, controls, is controlled by, or is under common control with, a referenced Person.

     "ALLOWABLE DISBURSEMENT AMOUNT" shall mean, on any date, the amount of the Loan available to be disbursed to the Borrower which amount shall equal the Borrowing Base Amount less the principal amount of the Loan outstanding.

     "ALLOWABLE OUTSTANDING PRINCIPAL AMOUNT" shall mean, on any date, the amount of the Loan which may be outstanding, which amount shall equal the Borrowing Base Amount.

     "APPRAISAL REPORT" shall mean a real estate appraisal report which (i) has been prepared by an Appraiser, (ii) at the time it is submitted to the Lender is not more than three (3) months old, or was updated by letter not more than three (3) months prior to the date of submission to the Lender,
(iii) states that it is prepared in accordance with the applicable standards of the American Institute of Real Estate Appraisers for such reports, (iv) provides an appraisal of the value of the Approved Project or the portion thereof required to be appraised thereunder, and (v) employs a customary methodology and provides limiting conditions satisfactory to the Lender.

     "APPRAISER" shall mean a Person who is qualified to appraise property similar in size and scope to the Approved Project, which such Person is acceptable to the Lender in its sole and absolute discretion.

     "APPROVED PROJECT" shall mean the residential subdivisions listed in EXHIBIT D and any other residential subdivision as to which the Lender has issued a Project Commitment.

     "ASSETS" shall mean (i) all personal property (other than fixtures) now or hereafter located in, upon or about or collected or used in connection with the Borrowing Base Collateral, together with all present and future attachments, accessions, replacements, substitutions and additions thereto or therefor, and the cash and noncash proceeds thereof, and (ii) the Disbursement Account.

     "ASSIGNMENT" shall mean the Assignment of Construction Agreements and Development Items dated of even date herewith executed by the Borrower in favor of Lender, as the same may be amended or otherwise modified from time to time.

     "BANK LETTER OF INSTRUCTIONS" shall mean the Letter of Instructions to American National Bank and Trust Company of Chicago in the form of EXHIBIT K, executed by the Lender, the Borrower and American National Bank and Trust Company of Chicago.

     "BORROWER" shall mean, collectively, United Arizona, United Homes, United Illinois and United Michigan.

     "BORROWING BASE AMOUNT" shall mean, on any Business Day, the value assigned to the Borrowing Base Collateral on such Business Day pursuant to and in accordance with the terms of SECTION 3.5.

     "BORROWING BASE COLLATERAL" shall mean (i) the Lots and Units and all personal property and fixtures located thereon or associated therewith which are encumbered by the lien of the Mortgage and (ii) any proceeds from the sale of Lots or Units held by the Title Company for the benefit of the Lender pursuant to and in accordance with the terms of the Title Procedures Agreement.

     "BORROWING BASE COLLATERAL REQUIREMENTS" shall mean, for purposes of determining whether a Lot or Unit may become part of the Borrowing Base Collateral, the requirements listed in EXHIBIT F.

     "BUSINESS DAY" shall mean a day other than Saturday, Sunday or a day on which national banks are legally closed for business in the States of Arizona, Illinois, Michigan or Minnesota.

     "BUSINESS HOUR" shall mean the hours of 8:00 a.m. to 5:00 p.m. on a Business Day.

     "CHANGE" shall mean any material extra work not contemplated by the Plans and Specifications, the installation of materially additional or different materials from that set forth in the Plans and Specifications, or any other material change in the Plans and Specifications.

     "COLLATERAL" shall mean the real and personal property pledged and assigned to Lender pursuant to the Security Documents, which such real and personal property required to be pledged is defined in SECTION 3.1.

     "COMMITMENT FEE" shall mean the fee required to paid, in advance, to Lender pursuant to SECTION 2.4(a) which fee (i) prior to the Conversion Date is an annual fee in an annual amount equal to 0.5% of the Loan Amount, but which amount may be paid quarterly in an amount equal to 0.1250% of the Loan Amount and (ii) on and after the Conversion Date is a quarterly fee in a quarterly amount equal to 0.125% of the Loan Amount.

     "COMMITMENT PERIOD" shall mean the period commencing on the date of this Loan Agreement and ending on that date which is thirty six (36) months from the date of this Loan Agreement, as such date may be extended by Lender and Borrower from time to time in accordance with the terms of SECTION 2.14.

     "CONVERSION DATE" shall mean the first Business Day following the last day of the Commitment Period.

     "COST" shall mean, with respect to a Home, that amount which is determined by adding (i) the cost of permits and fees, materials and labor for the construction of the Home, plus (ii) the planning costs, soft costs, general and administrative expenses and interest costs for the Home.

     "DEBT" shall mean, for any Person, without duplication, the sum of all
(i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) obligations of such Person to reimburse any bank or other Person in respect of amounts actually paid under a letter of credit or similar instrument,
(vii) indebtedness or obligations of others secured by a lien on any asset of such Person, whether or not such indebtedness or obligations are assumed by such Person (to the extent of the value of the asset), (viii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in CLAUSES (i) THROUGH (vii) above, and (ix) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

     "DEPOSITORY ACCOUNT" shall mean that certain deposit account designated as Account Number 55-81907 in the name of the Lender held at The First National Bank of Chicago, a national banking association.

     "DEVELOPMENT WORK" shall mean, with respect to a Lot, all work and construction necessary to be completed on the Lot in order to allow for the construction of a Home on such Lot, including but not limited to, the substantial completion of the appurtenant roads, sewers and utilities and all other work necessary in order for a building permit to be issued with respect to such Lot.

     "DISBURSEMENT ACCOUNT" shall mean that certain checking account of the Borrower designated as Account Number _____ held at American National Bank and Trust Company of Chicago in the name of the Borrower and Lender, as secured party, or such other account of the Borrower permitted pursuant to the terms of SECTION 3.9.

     "DRAW REQUEST CERTIFICATION" shall mean a certification of Borrower delivered to the Lender requesting a disbursement of proceeds of the Loan, which certification shall be in substantially the form attached hereto as
EXHIBIT I.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.

     "ENVIRONMENTAL INDEMNITY" shall mean the Hazardous Substances Remediation and Indemnification Agreement dated of even date herewith executed by the Borrower in favor of the Lender, as the same may be amended or otherwise modified from time to time.

     "EXCLUDED UNITS" shall mean Units which are part of the Borrowing Base Collateral, but which are excluded for purposes of determining the Borrowing Base Amount for any of the following reasons:

          (a) Borrower fails to complete construction of the Unit within nine (9) months after the date of the pouring of the foundation is completed;

          (b) Borrower fails to begin construction of the Home within nine (9) months from the date the related Lot was first pledged as part of the Borrowing Base Collateral;

          (c) Borrower fails to obtain a certificate of occupancy or its equivalent within two (2) months after completion of the Home;

          (d) the Home is physically damaged or destroyed, or the Land is the subject of eminent domain action;

          (e) subject to the terms of SECTION 6.16, a lien or a "stop notice" is filed against the Lot or Unit; or

          (f) Lender determines that the Approved Project in which the Lot or Unit is located is "inactive", i.e. a sale has not occurred within the Approved Project during any ninety (90) day period of time beginning from the commencement of on site sales activity at the Approved Project.

          "EVENT OF DEFAULT" shall mean the occurrence, if not cured within any applicable grace period, of any of the events listed in SECTION 7.1.

     "FORCE MAJEURE EVENT" shall mean fire, flood, labor dispute, weather, governmental action or other cause beyond the reasonable control of the Borrower that shall delay the completion of the construction of the Homes.

      "GAAP" shall mean procedures consistent with generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession prevalent in the United States of America.

      "HAZARDOUS MATERIALS" shall mean the following:

          (a) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Hazardous Materials Law;

          (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Hazardous Materials Law;

          (c) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any Hazardous Material Laws; and

          (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Hazardous Materials Law.

      "HAZARDOUS MATERIALS CLAIMS" shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, together with all claims made or threatened by any third party relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

      "HAZARDOUS MATERIALS LAWS" shall mean any federal, state or local laws, ordinances and the regulations, policies or publications promulgated pursuant thereto relating to (i) the environment, (ii) health and safety, (iii) any Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof), (iv) industrial hygiene or (v) environmental conditions on, under or about property, including, without limitation, soil and groundwater conditions; including, but not limited to, the following, as now or hereafter amended:

the Clean Air Act, 42 U.S.C. Sec. 9401, ET SEQ.; the Clean Water Act, 33 U.S.C. Sec. 7401, ET. SEQ.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601, ET. SEQ., as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sec. 11001, ET. SEQ.; the Federal Water Pollution Control Act, 33 U.S.C. Sec. 1251, ET. SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, ET. SEQ.; the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901, ET. SEQ.; the Safe Drinking Water Act, 42 U.S.C. Secs. 300f to 300j; the Solid Waste Disposal Act, 42 U.S.C. Sec. 3251, ET.SEQ.; and the Toxic Substances Control Act, 15 U.S.C. Sec. 2601, ET SEQ.

     "HOMES" shall mean the single family residences, condominium homes and/or attached townhouses that will be constructed by the Borrower on the Lots and offered for sale to individuals and families.

     "INDEMNIFIED PARTY" shall mean the Lender and any Participants and each of their officers, directors, employees, agents, attorneys, consultants, advisors and Affiliates.

     "INITIAL BORROWING BASE COLLATERAL" shall mean the Borrowing Base Collateral pledged to the Lender simultaneous with the execution and delivery of this Loan Agreement, which Borrowing Base Collateral is set forth in EXHIBIT M.

     "INSPECTOR" shall mean such inspector(s) or engineer(s) engaged by the Lender, at the expense of the Borrower, to provide to Lender consultation services in connection with the Borrowing Base Collateral.

     "LAND" shall mean the real property subject to the lien of the Mortgage.

     "LAND BANKING" shall mean the practice of acquiring unimproved real property and not commencing the initial phase of development of such real property within four (4) months after the date of acquisition.

     "LAND SPECULATION" shall mean the practice of acquiring either (i) unimproved real property and reselling such real property without adding value by development of such real property, or (ii) real property for which a plat has not been obtained or which is not substantially entitled for the development of a residential project.

     "LAWS AND REGULATIONS" shall mean, with respect to the Borrowing Base Collateral, (i) all laws, regulations, orders, codes, ordinances, rules, statutes and policies of all local, regional, county, state and federal governmental authorities having jurisdiction over the Borrowing Base Collateral and (ii) all restrictive covenants and other title encumbrances, permits and approvals, leases and other rental agreements which in any case relate to the development, construction, occupancy, ownership, management, use, and/or operation of the Borrowing Base Collateral.

     "LENDER" shall mean Residential Funding Corporation, a Delaware corporation.

     "LOAN" shall mean the revolving loan described in this Loan Agreement in a principal amount not to exceed the Loan Amount.

     "LOAN AGREEMENT" shall mean this Loan Agreement, as this agreement may be amended or otherwise modified from time to time in accordance with the terms hereof.

     "LOAN AMOUNT" shall mean Twenty Five Million Dollars ($25,000,000) or such higher amount as is elected by the Borrower pursuant to the provisions of SECTION 2.17.

     "LOAN DOCUMENTS" shall mean, as to the Loan, all documents, instruments, agreements, assignments and certificates executed by Borrower, or from Borrower, relating thereto, including, without limitation, any and all loan credit agreements, promissory notes, deeds of trust, mortgages, security agreements, assignments of rents, assignments of leases, assignments of contracts, environmental indemnities, guaranties, contractor's consent agreements, evidences of authorization or incumbency and escrow instructions to be executed (and acknowledged where applicable), by Borrower and/or Lender (where applicable), and UCC-1 financing statements from Borrower, in connection with Lender making the Loan to Borrower, as the same may be amended or otherwise modified from time to time in accordance with this Loan Agreement. The Loan Documents shall include, but not be limited to, the following:

          (a)  this Loan Agreement;

          (b)  the Note;

          (c)  the Mortgage;

          (d)  the Security Agreement;

          (e)  the UCC-1 Financing Statement;

          (f)  the Environmental Indemnity;

          (g)  the Assignment;

          (h)  the Project Commitments;

          (i)  the Title Procedures Agreement;

          (j) the Bank Letter of Instructions, or any substitute letter of instructions delivered pursuant to the terms of SECTION 3.9; and

          (k)  the Related Loan Documents.

     "LOTS" shall mean the parcels of real property within the Land located in an Approved Project which form or may form a part of the Borrowing Base Collateral, and shall include the Lots forming a part of the Initial
Borrowing Base Collateral, and all Additional Lots, less any Lots released from the lien of the Mortgage.

     "MAP" shall mean, with respect to the Borrowing Base Collateral, the final subdivision or parcel maps consistent with the Plans and Specifications and with the Laws and Regulations.

     "MATERIAL ADVERSE CHANGE" shall mean any material and adverse change in, or a change which has a material adverse effect upon, any of:

          (a) the business, properties, operations or condition (financial or otherwise) of any of the entities which comprise the Borrower since either or both of (i) July 31, 1996, or (ii) the date of the most recent financial statements delivered to Lender in connection with the Loan;

          (b) the legal or financial ability of any of the entities which comprise the Borrower to perform its obligations under the Loan Documents and to avoid any Potential Default or Event of Default; or

          (c) the legality, validity, binding effect or enforceability against any of the entities which comprise the Borrower of any Loan Document.

     "MATURITY DATE" shall mean the first to occur of (i) the date which is forty (48) months from the date of this Loan Agreement (as such date may be extended by Lender and Borrower from time to time, either in accordance with
SECTION 2.14 or otherwise), or (ii) the date on which the Loan is required to be repaid pursuant to SECTION 7.2.

     "MODEL UNIT" shall mean any Unit within an Approved Project which is not subject to a Sales Agreement and which is to be used as a model home to sell and market such Approved Project.

     "MORTGAGE" shall mean, collectively, the following instruments:

          (a)  the Construction Mortgage, Security Agreement and Fixture
      Filing with Assignment of Rents, Proceeds and Agreements dated of even date herewith from United Homes, as mortgagor, to the Lender, as mortgagee, encumbering the Borrowing Base Collateral located in the State of Illinois;

          (b)  the Construction Mortgage, Security Agreement and Fixture
      Filing with Assignment of Rents, Proceeds and Agreements dated of even date herewith from United Homes, as mortgagor, to the Lender, as mortgagee, encumbering the Borrowing Base Collateral located in the State of Michigan;

          (c) the Construction Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents, Proceeds and Agreements dated of even date herewith from United Homes, as grantor, to the Lender, as beneficiary, encumbering the Borrowing Base Collateral located in the State of Arizona; and

          (d) any other such mortgage or deed of trust executed by any of the entities constituting the Borrower for the benefit of the Lender, encumbering the Borrowing Base Collateral,

      as such documents shall be amended by the Mortgage Modification Agreements and as the same may be further amended or otherwise further modified from time to time.

     "MORTGAGE MODIFICATION AGREEMENT" shall mean, with respect to an Additional Lot or an Additional Unit, the Mortgage Modification Agreement or Deed of Trust Modification Agreement relating thereto to be executed by United Homes in connection with the addition of the Additional Lots or the Additional Units to the lien of the Mortgage.

     "NET SALES PROCEEDS" shall mean the sales proceeds which the Borrower is entitled to receive upon consummation of the sale of any part of the Borrowing Base Collateral, whether in the form of cash, cash equivalents, checks, notes, drafts or any other items of payment or collection, net of (i) deductions for typical costs of the closing generally seen in the sale of single family homes or townhouses and apportionments in the area in which the applicable Lot or Unit is located and (ii) and other amounts specified in the Project Commitment relating to the applicable Project, it being understood that no other amounts may be deducted from the sales proceeds unless the Project Commitment or another written statement from the Lender expressly allows for such deductions.

     "NET WORTH" shall mean the net worth of the Borrower reported on a consolidated basis accounted for in accordance with GAAP.

     "NON-LENDER PROJECTS" shall mean all other development or construction projects then being developed or constructed by the Borrower and its Affiliates, which such projects are not being financed through proceeds of the Loan or the Related Loan.

     "NOTE" shall mean that certain Revolving Promissory Note dated of even date herewith and executed by the Borrower, as maker, and made payable to the order of Lender, as holder, to evidence the Loan, which such Revolving Promissory Note is in the amount of Twenty Five Million Dollars ($25,000,000) and matures on the Maturity Date, as such Revolving Promissory Note may be amended or otherwise modified from time to time.

     "PARTICIPANT" shall mean any financial institution to whom the Lender, in accordance with and subject to SECTION 8.12, at any time sells, assigns, grants or otherwise transfers a participation interest in all or part of the obligations of the Borrower under the Loan Documents.

     "PERCENTAGE COMPLETED" shall mean, with respect to a Home, the percentage of the construction of the Home which has been completed, which such percentages shall be based upon the percentages in the Staged Draw Schedule and shall be set forth in the most recent WIP Report.

     "PERMITTED EXCEPTIONS" shall mean, with respect to the Borrowing Base Collateral, (i) real estate taxes and assessments not yet due and payable and possible supplemental assessments for improvements constructed on the Land,
(ii) exceptions to title which are approved by the Lender and which do not adversely affect the value of the Land, the marketability of title to the Land or the use to which the Land is intended to be put, (iii) easements for the installation and maintenance of utilities servicing the Approved Project which do not adversely affect the value of the Land, the marketability of title to the Land or the use to which the Land is intended to be part and
(iv) the exceptions listed in the Title Policy.

     "PERSON" shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "PLANS AND SPECIFICATIONS" shall mean, with respect to the Borrowing Base Collateral, the final set of architectural, structural, mechanical and electrical plans and specifications for each type and/or floor plan of Home to be included within the Borrowing Base Collateral, including all supplements, amendments and modifications thereto signed and affixed with the architect's registration stamp or seal, all in form and substance reasonably satisfactory to the Lender and the Inspector.

     "POTENTIAL DEFAULT" shall mean the existence of any event which with the giving of notice, the passage of time, or both, would constitute an Event of Default hereunder or an event of default (however described) under any other of the Loan Documents.

     "PREPAYMENT PRICE" shall mean an amount paid by the Borrower pursuant to the terms of SECTION 2.12, which amount shall equal (i) the principal amount of the Loan to be prepaid, as requested by the Borrower, with no premium thereon, plus (ii) all accrued interest to the date of prepayment on the principal amount prepaid, plus (iii) prior to the Conversion Date, any due and owing, but unpaid Commitment Fee.

     "PRIME RATE" shall mean the rate that is indicated in the Telerate as the prime lending rate announced from time to time by The First National Bank of Chicago, a national banking association, as in effect from time to time, it being understood that the Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. In the event that such rate is no longer shown in the Telerate, Borrower and Lender shall reasonably agree on a substitute source for determining the prime lending rate of The First National Bank of Chicago.

     "PROJECT COMMITMENT" shall mean, with respect to a proposed project approved by the Lender in accordance with SECTION 3.2, the letter (i) issued by the Lender to the Borrower approving the proposed project as an Approved Project, subject to the terms and conditions of this Loan Agreement and (ii) accepted by the Borrower. The Project Commitments shall specify the Values to be initially attributed to the Vacant Lots, the Spec Homes and the Model Homes within the Approved Projects and shall be substantially in the form of EXHIBIT E.

     "PROJECT REQUIREMENTS" shall mean, for any residential subdivision proposed to be included as an Approved Project pursuant to the terms of this Loan Agreement, the requirements listed in EXHIBIT B.

     "PROJECT UNDERWRITING DOCUMENTS" shall mean, for any project proposed to be included as an Approved Project pursuant to the terms of this Loan Agreement, the documents listed in EXHIBIT C and any other documents relating to the proposed project which Lender reasonably requests, all in form and substance reasonably satisfactory to the Lender.

     "RECEIPTS" shall mean the Net Sales Proceeds, whether in the form of cash, cash equivalents, checks, notes, drafts or any other items of payment or collection received by any Person by or on behalf of the Borrower, including but not limited to the Title Company, or by any officer, employee or agent of the Borrower or other Person acting for or in concert with the Borrower to make collections relating to the Borrowing Base Collateral on the Borrower's behalf.

     "RELATED LOAN" shall mean the loan made by Lender to Borrower pursuant to the terms of the Related Loan Agreement in the principal amount of the Related Loan Amount.

     "RELATED LOAN AGREEMENT" shall mean the Loan Agreement dated as of May 28, 1996, as amended March 14, 1997, between the Lender and the Borrower, as such agreement may be further amended or modified from time to time.

     "RELATED LOAN AMOUNT" shall mean Twenty Five Million Dollars
($25,000,000) or such lower amount as is elected by the Borrower pursuant to the provisions of SECTION 2.17.

     "RELATED LOAN DOCUMENTS" shall have the meaning given the term "Loan Documents" in the Related Loan Agreement.

     "RELATED LOAN SECURITY INSTRUMENTS" shall have the meaning given the term "Project Security Instruments" in the Related Loan Agreement.

     "REQUEST TO ADD COLLATERAL" shall mean a written request from the Borrower to the Lender and the Title Company to add Additional Lots and/or Additional Units to the Borrowing Base Collateral, which written request shall be in substantially the form of EXHIBIT G.

     "SALES AGREEMENT" shall mean a written agreement for the sale of a Lot or a Unit between the Borrower and a person who is not an Affiliate of the Borrower and who has been pre-approved for the financing necessary to purchase such Lot or Unit, which agreement shall (i) be binding upon such purchaser, (ii) require such purchaser to deposit with the Borrower an "at risk" deposit (which such deposit may be returned to the purchaser, and shall not be "at risk", in the event the contingencies specified in the agreement are not satisfied), (iii) contain no contingencies to the obligation of such purchaser to purchase such Lot or Unit, other than contingencies related to financing and the sale of another residence, and (iv) conform to all applicable laws, regulations, codes and ordinances, including those requiring disclosures to prospective and actual buyers.

     "SECURITY AGREEMENT" shall mean the Security Agreement dated of even date herewith from the Borrower, as pledgor, to the Lender, as secured party, granting to Lender a security interest in the Assets, as such agreement may be amended or otherwise modified from time to time.

     "SECURITY DOCUMENTS" shall mean, with respect to the Collateral, all pledge agreements, guaranties, deeds of trust, mortgages, security agreements, assignments and other agreements or instruments executed by Borrower, or from Borrower, granting in favor of Lender a lien or encumbrance on or a security interest in any property or right or interest of Borrower as security for the Loan, as the same may be amended or otherwise modified from time to time in accordance with this Loan Agreement, including but not limited to the following:

          (a)  the Mortgage;

          (b)  the Security Agreement;

          (c)  the UCC-1 Financing Statement;

          (d)  the Assignment; and

          (e)  the Related Loan Security Instruments.

     "SERVICING FEE" shall mean the monthly fee required to paid, in arrears, to Lender pursuant to SECTION 2.4(c), which fee shall be a monthly amount equal to Three Thousand Dollars ($3,000).

     "SOLD UNIT" shall mean any Unit which is subject to a Sales Agreement.

     "SPEC UNIT" shall mean any Unit, other than a Model Unit, which is not subject to a Sales Agreement.

     "STAGED DRAW SCHEDULE" shall mean the Borrower's schedule for the various stages of construction of the Homes as set forth in EXHIBIT H.

     "STALE UNITS" shall mean Units which have not been sold by the Borrower and therefore remain part of the Borrowing Base Collateral after the following periods of time:

     Sold Units     2 months from the date construction on the Home is
                    completed

     Spec Units     6 months from the date construction on the Home is
                    completed

     Model Units    24 months from the date construction on the Home is
                    completed;

provided however that in the event a Spec Unit becomes a Stale Unit and after such date the Borrower receives a Sales Agreement relating to such Unit, then such Unit shall become a Sold Unit and shall cease to be classified as a Stale Unit; provided further however that no Unit, other than Model Units, shall remain as part of the Borrowing Base Collateral for a period of time longer than eight (8) months, aggregating all periods of time that such Unit was part of the Borrowing Base Collateral as a Spec Unit and as a Sold Unit.

     "TITLE COMPANY" shall mean Chicago Title Insurance Company.

     "TITLE POLICY" shall mean, collectively, the ALTA loan form policies of title insurance and the related endorsements thereto issued by the Title Company, as accepted by the Lender, simultaneous with the execution of this Loan Agreement, meeting the requirements of PARAGRAPH 3 of EXHIBIT A, together with all subsequently issued Title Policy Endorsements.

     "TITLE POLICY ENDORSEMENT" shall mean an endorsement to the Title Policy to be delivered to Lender in connection with the pledge of Additional Lots or Additional Units as part of the Borrowing Base Collateral, which endorsement shall be in substantially the form of EXHIBIT D to the Title Procedures Agreement.

     "TITLE PROCEDURES AGREEMENT" shall mean the Title Procedures Agreement dated of even date herewith by and among the Title Company, the Borrower and the Lender, as such agreement may be amended or otherwise modified from time to time.

     "UCC-1 FINANCING STATEMENT" shall mean, with respect to the pledging of the Collateral, the UCC-1 financing statement from the Borrower, as debtor, in favor of Lender, as secured party, as such UCC-1 financing statement may be amended or otherwise modified from time to time.

     "UNIT" shall mean a Lot and the Home constructed thereon which form a part of the Borrowing Base Collateral, and shall include the Units forming a part of the Initial Borrowing Base Collateral, and all Additional Units, less any Units released from the lien of the Mortgage.

     "UNITED ARIZONA" shall mean United Homes, Inc., an Arizona corporation.

     "UNITED HOMES" shall mean United Homes, Inc., an Illinois corporation.

     "UNITED ILLINOIS" shall mean United Homes of Illinois, Inc., an Illinois corporation.

     "UNITED MICHIGAN" shall mean United Homes of Michigan, Inc., a Michigan corporation.

     "VACANT LOT" shall mean a Lot within an Approved Project with respect to which the Borrower is entitled to receive a building permit, but upon which no construction of a Home has been commenced.

     "VACANT LOT AMOUNT" shall mean, for each Vacant Lot which forms a part of the Collateral, the amount of the Borrowing Base Amount which is attributable to that Vacant Lot.

     "VALUE" shall mean the following:

          (a) for each Sold Unit, the price set forth in the Sales Agreement for the Sold Unit;

          (b) for each Spec Unit, the value for the Spec Unit agreed upon between Borrower and Lender from time to time, based upon such factors as (i) the sales history in the applicable Approved Project, (ii) the most recent Appraisal Report delivered to and/or required by Lender, or
     (iii) other considerations deemed relevant by Borrower and Lender;

          (c) for each Model Unit, the value for the Model Unit agreed upon between Borrower and Lender from time to time, based upon such factors as (i) the sales history in the applicable Approved Project, (ii) the most recent Appraisal Report delivered to and/or required by Lender, or
     (iii) other considerations deemed relevant by Borrower and Lender; and

          (d) for each Vacant Lot, the value for the Vacant Lot agreed upon between Borrower and Lender from time to time, based upon such factors as (i) the sales history in the applicable Approved Project, (ii) the most recent Appraisal Report delivered to and/or required by Lender, or
     (iii) other considerations deemed relevant by Borrower and Lender.

     "WIP REPORT" shall mean the Work in Process Report delivered by the Borrower to the Lender in accordance with SECTION 3.4. The WIP Report shall be in substantially the form attached hereto as EXHIBIT I.

     Section 1.2   OTHER DEFINITIONAL PROVISIONS.

     (a) Accounting terms not defined herein shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

     (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement.

     (c) In this Loan Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from but not including" and the words "to" and "until" each means "to and including".

     (d) For purposes of making calculations with respect to the Borrowing Base Collateral, the Borrowing Base Amount and the Allowable Disbursement Amount which are determined based upon a stated number of months, each such month shall consist of a period of thirty (30) days.

                                   ARTICLE II
                                    THE LOAN

     Section 2.1 AGREEMENT TO LEND AND BORROW; REVOLVING LOAN; EVIDENCE OF INDEBTEDNESS AND MATURITY.

     (a) Lender agrees, on the terms and conditions hereinafter set forth, to make the Loan to Borrower of the purpose of funding the residential construction activities of the Borrower in the Chicago and Phoenix metropolitan areas and in western Michigan, and to fund other costs associated therewith; provided however, that the obligation of the Lender to make the Loan is conditioned upon the Lender to make the Loan is conditioned upon the Lender's receipt of the documents set forth in EXHIBIT A attached hereto. The Borrower shall repay the Loan pursuant to SECTIONS 2.8 and 2.11 and may prepay the Loan pursuant to SECTION 2.12.

     (b) The Loan is a revolving loan, and principal amounts of the Loan which are repaid may be borrowed in accordance with and subject to the terms of
ARTICLE III.

     (c) Concurrent with the execution and delivery of this Loan Agreement, the Borrower shall execute and deliver to the Lender the Note, evidencing the indebtedness incurred by the Borrower pursuant to the terms of this Loan Agreement.

     (d) The outstanding principal balance of the Loan, together with accrued and unpaid interest thereon and all other amounts payable by Borrower under the terms of the Loan Documents, shall be due and payable on the Maturity Date.

     Section 2.2. DISBURSEMENTS OF THE LOAN. The Lender shall make disbursements of the Loan in accordance with and subject to the terms of
ARTICLE III hereof; provided however that the amount of the Loan which may be outstanding at any time shall be limited to an amount equal to the lesser of
(i) the Allowable Outstanding Principal Amount and (ii) the Loan Amount.

     Section 2.3. USE OF DISBURSEMENTS. Borrower may use the proceeds of the Loan to fund the residential construction activities of the Borrower in the Chicago and Phoenix metropolitan areas and in western Michigan and to fund other costs associated therewith; provided that proceeds of the Loan may not be used to acquire or improve assets that are subject to a lien in favor of a party other than the Lender.

     Section 2.4. COMMITMENT FEE AND SERVICING FEE.

     (a) The Commitment Fee, which prior to the Converstion Date is an annual fee, is due and owing to the Lender, prior to the Conversion Date, on an annual basis, in advance for each annual period. The Borrower may, however, pay the Commitment Fee to Lender on a quarterly basis, in advance for each quarterly period in which the Commitment Fee is required to be paid, although it is expressly understood that this provision does not alter the character of the Commitment Fee as an annual fee prior to the Conversion Date. On and after the Conversion Date, the Commitment Fee is a quarterly fee. The first Commitment Fee ($31, 250) shall be due upon execution of this Loan Agreement, and the subsequent quarterly payments shall be due in equal increments on March 14, June 14, September 14 and December 14 of each year, commencing June 14, 1997.

     (b) On each day on which the Commitment Fee is due, commencing with June 14, 1997, the Lender shall send to Borrower a statement setting forth the amount of the Commitment Fee due on such date. Borrower shall pay the Commitment Fee on the day of its receipt of the Lender's statement; provided however that in the event on the day the Commitment Fee is due, the Allowable Disbursement Amount is equal to or in excess of the amount of the Commitment Fee due, then the Lender's statement relating to the Commitment Fee shall reflect that the Commitment Fee will be paid from proceeds of the Loan, and the Lender shall on such day make a disbursement from the Loan to pay the Commitment Fee due; provided further however that if on any day on which the Commitment Fee is due the Allowable Disbursement Amount is not sufficient to pay the Commitment Fee and the Borrower shall pay such Commitment Fee from its own funds.

     (c) The Servicing Fee, which is a monthly fee, is due and owing to the Lender on or before the first Business Day of each month, for the previous month. On each day on which the Servicing Fee is due, commencing with April 3, 1997, the Lender shall send to Borrower a statement setting forth the amount of the Servicing Fee due on such date. Borrower shall pay the Servicing Fee on the day of its receipt of the Lender's statement; provided however that in the event on the day the Servicing Fee is due, the Allowable Disbursement Amount is equal to or in excess of the amount of Servicing Fee due, then the Lender's statement relating to the Servicing Fee shall reflect that the Servicing Fee will be paid from proceeds of the Loan, and the Lender shall on such day make a disbursement from the Loan to pay the Servicing Fee due; provided further however that if on any day on which the Servicing Fee is due the Allowable Disbursement Amount is not sufficient to pay the Servicing Fee, the Lender shall not make a disbursement from the Loan to pay the Servicing Fee and the Borrower shall pay such Servicing Fee from its own funds.

     Section 2.5 NO REDUCTION IN COMMITMENT FEE. The Borrower acknowledges that the Commitment Fee required to be paid to the Lender pursuant to the provisions of SECTION 2.4 shall be due and owing to the Lender in advance, prior to the Conversion Date for each annual period and on and after the Conversion Date for each quarterly period, regardless of whether the Loan remains outstanding for the entire annual or quarterly period and regardless of whether the Loan Amount decreases during such annual or quarterly period, and in the event either the Borrower repays or is required to repay the Loan prior to the end of such annual or quarterly period or the Loan Amount decreases prior to the end of such annual or quarterly period, the Borrower shall not be entitled to any refund of the Commitment Fee previously paid. Upon termination of this Loan Agreement or upon the occurrence of an Event of Default which results in the Lender exercising its remedy to cease making disbursements of proceeds of the Loan, no additional Commitment Fees shall thereafter be due to the Lender.

     Section 2.6    INTEREST.

     (a) The Loan shall bear interest from the date of disbursement hereunder on the unpaid principal at the per annum rate of the Prime Rate plus one and one-quarter percent (1.25%) and such interest shall be due and payable monthly. Throughout the term of the Loan, interest shall be calculated on a the basis of a 360-day year and shall be computed for the actual number of days in the period for which interest is charged.

     (b) On or before the fifth (5th) Business Day of each month, commencing with the first month after the Lender has disbursed proceeds of the Loan, the Lender shall send to Borrower a statement setting forth the amount of interest due for the previous month. The interest on the Loan shall then be paid as follows:

          (1) in the vent that on the Business Day on which the Lender sends to Borrower the statement of interest due, the Allowable Disbursement Amount is equal to or in excess of the amount of interest due on the Loan as determined by the Lender on such Business Day, then the Lender's statement of interest due shall reflect that the interest due will be paid from proceeds of the Loan, and the Lender shall on such Business Day make a disbursement from the Loan to pay the interest due on the Loan; and

          (2) in the event that on the Business Day on which the Lender sends to Borrower the statement of interest due, the Allowable Disbursement Amount is not sufficient to pay the interest, then the following provisions shall apply:

               (A) the Lender shall not make a disbursement from the Loan to pay the interest due on the Loan and the Borrower shall pay such interest from its own funds within ten (10) Business Days of its receipt of the Lender's statement of interest due; or

               (B) if, prior to Lender receiving the Borrower's funds, on any Business Day the Allowable Disbursement Amount is sufficient to pay the interest due, then Lender shall on such Business Day make a disbursement from the Loan to pay the interest due on the Loan and the Borrower shall not be required to pay the interest due from its own funds.

     Section 2.7 INTEREST RATE LIMITATION. The provisions of this Loan Agreement and the other Loan Documents are hereby expressly limited so that in no contingency or event whatever shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the sums evidenced by this Loan Agreement exceed the maximum amount permissible under applicable law. If from any circumstance whatever the performance or fulfillment of any provision of this Loan Agreement or of any other Loan Document should involve or purport to require any payment in excess of the limit prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity, and if, from any circumstance whatever, Lender should ever receive as interest an amount which would exceed the highest lawful rate under applicable law, then the amount which would be excessive interest shall be applied as an optional reduction of principal in accordance with the terms of SECTION 2.12 of this Loan Agreement (or, at Lender's option, be paid over to Borrower), and shall not be counted as interest.

     Section 2.8 CASH COLLECTIONS: DEPOSITORY ACCOUNT. The Borrower shall effect the daily collection of all Receipts by depositing, or causing the deposit of, the Receipts in the Depository Account. Amounts deposited to the Depository account shall be applied to reduce the outstanding principal amount of the Loan.

     Section 2.9    PAYMENTS.

     (a) All computations of interest and fees under the Loan Documents shall be made by Lender on the basis of a year of 360 days, for the actual number of days occurring in the period for which such interest or fees are payable.

     (b) If any payment of fees, interest or principal to be made by Borrower shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest with respect to such payment.

     (c) For purposes of computing interest on the Loan and determining the amount of the Loan available to be disbursed to Borrower pursuant to
SECTION 3.7, all payments shall be applied by Lender on the day payment has been credited to the Depository Account in immediately available funds, provided that any payment received to the Depository Account after 4:00 p.m. (Minneapolis time) shall be deemed received by the Lender on the next Business Day.

     Section 2.10   APPLICATION OF PAYMENTS.

     (a) Lender and Borrower agree that Lender shall apply all payments credited to the Depository Account as a payment of principal of the Loan. Principal repaid in accordance with this SUBPARAGRAPH (a) may be reborrowed, subject to and upon compliance with the terms of this Loan Agreement.

     (b) Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Event of Default, all amounts received by Lender from any party shall be applied in such order as Lender, in its sole discretion, may elect.

     (c) If any installment of interest and/or the payment of principal is not received by Lender within ten (10) days after the due date thereof, then in addition to the remedies conferred upon Lender pursuant to SECTION 7.2 hereof and the other Loan Documents, a late charge of four percent (4%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate Lender for the expense of handling the delinquency. Borrower and Lender agree that such late charge represents a good faith and fair and reasonable estimate of the probable cost to Lender of such delinquency. Borrower acknowledges that during the time that any such amount shall be in default, Lender will incur losses which are impracticable, costly and inconvenient to ascertain and that such late charge represents a reasonable sum considering all of the circumstances existing on the date of the execution of this Loan Agreement and represents a reasonable estimate of the losses Lender will incur by reason of late payment. Borrower further agrees that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of such late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Lender from exercising any of the other rights and remedies available hereunder.

     Section 2.11 MANDATORY PREPAYMENT OF PRINCIPAL. In the event that the outstanding balance of the Loan shall, at any time, exceed the lesser of
(i) the Allowable Outstanding Principal Amount or (ii) the Loan Amount, the Loan shall be immediately prepaid by the amount of such excess.

     Section 2.12 OPTIONAL PREPAYMENT OF THE LOAN. Borrower shall have the right to prepay the Loan at any time, in full or in part at a price equal to the Prepayment Price. Payments with respect to the Note made pursuant to
SECTION 2.8 shall not constitute optional prepayments of the Loan.

     Section 2.13   COMMITMENT PERIOD AND CONVERSION DATE.

     (a) During the Commitment Period, the Borrower may request (i) that a residential subdivision or a phase thereof be approved as an "Approved Project" by complying with the terms and conditions of SECTION 3.2, thus allowing the Lots and Units therein to be eligible as Borrowing Base Collateral and (ii) that additional Borrowing Base Collateral be pledged to the Lender in order to be included in the determination of the Borrowing Base Amount. During the Commitment Period, adjustments to the Borrowing Base Amount shall be made in accordance with the terms and conditions of SECTION 3.5 (b).

     (b) Commencing on the Conversion Date, the Borrower may not request the approval of new Approved Projects, neither Lots nor Units may be added as part of the Borrowing Base Collateral and new Homes, commenced on or after the Conversion Date on Lots which are already part of the Borrowing Base Collateral, shall not become part of the Borrowing Base Collateral. After the Conversion Date, adjustments to the Borrowing Base Amount shall be made in accordance with the terms and conditions of SECTION 3.5 (c).

     Section 2.14 EXTENSION. Borrower may, six (6) months prior to Conversion Date (as it may be extended from time to time pursuant to this SECTION 2.14), request that the Commitment Period and the Maturity Date be extended for twelve (12) months by giving written notice to Lender in the form of EXHIBIT L attached hereto. Lender may, in its sole and absolute discretion, consent or not consent to such request by giving written notice thereof to Borrower not less than ninety (90) days prior to the Conversion Date. If Lender fails to give such notice Lender shall be deemed not to have consented to such extension. If the Lender consents to such request, the Commitment Period, the Conversion Date and the Maturity Date shall each be extended twelve (12) months, without the requirement of any further action by Borrower or Lender.

     Section 2.15 SECURITY. Payment of the Loan by Borrower and performance of Borrower's other obligations under the Loan Documents shall be secured by the Collateral pledged pursuant to the Security Documents, which Borrower warrants shall create a valid and first-lien position with respect to the Collateral, subject only to Permitted Exceptions.

     Section 2.16   BOOKS AND RECORDS OF LENDER; ACCOUNTING.

     (a) The determinations of the Allowable Disbursement Amount, the Allowable Outstanding Principal Amount, the Borrowing Base Collateral Amount, the dates and amounts of each disbursement of proceeds of the Loan and the dates and amounts of each payment of interest and principal with respect to the Loan shall be recorded on the books and records of the Lender, which books and records shall constitute PRIMA FACIE evidence of the accuracy of the information contained therein recorded, absent manifest error therein.

     (b) Lender will provided to Borrower a monthly accounting of all transactions under and relating to the Loan. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, unless Borrower, within thirty (30) days after the date any such accounting is rendered, shall notify Lender in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity. In that even, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Lender's determination, based upon the facts available, of any item objected to by Borrower in such notice shall (absent manifest error) be final, binding and conclusive on Borrower, unless Borrower shall commence a judicial proceeding to resolve such objection within thirty (30) days following Lender's notice to Borrower of such determination.

     Section 2.17 ADJUSTMENTS TO LOAN AMOUNT AND RELATED LOAN AMOUNT. Upon delivery to the Lender of thirty (30) days' prior written notice, the Borrower may elect to adjust the Loan Amount and the Related Loan Amount, subject to the following terms and conditions:

          (a) the Borrower's written notice shall specify (i) the Loan Amount, which amount shall not be less that Twenty-Five Million Dollars ($25,000,000) nor more than Forty Million Dollars ($40,000,000), (ii) the Related Loan Amount, which amount shall not be less than Ten Million Dollars ($10,000,000) nor more than Twenty Five Million Dollars ($25,000,000) and (iii) the total of the Loan Amount and the Related Loan Amount, which amount shall be all times equal Fifty Million Dollars ($50,000,000);

          (b) each adjustment in the Loan Amount and the Related Loan Amount shall be in the minimum amount of, and an integral multiple of, One Million Dollars ($1,000,000);

          (c) the Related Loan Amount shall never be decreased to an amount less than the amount necessary to fund projects previously approved for financing pursuant to the terms of the Related Loan Agreement;

          (d) the Borrower shall deliver to the Lender (i) a new Note and a new note for the Related Loan reflecting the adjustments to the Loan Amount and the Related Loan Amount, (ii) an endorsement to the Title Policy reflecting any increases in the amount of insurance for the Title Policy, as required by the Lender, and (iii) such other documents as Lender may reasonably require; and

          (e) the Borrower shall make such adjustments to the Loan Amount and the Related Loan Amount no more frequently than four (4) times per year.

                                  ARTICLE III
                        COLLATERAL; PROCEDURES RELATING
                        TO COLLATERAL AND DISBURSEMENTS

    Section 3.1. COLLATERAL. The Collateral for the Loan shall consist of the following:

         (a) the Borrowing Base Collateral, which shall consist of (i) the Initial Borrowing Base Collateral, plus (ii) Additional Lots and Additional Units located in Approved Projects approved by the Lender prior to execution and delivery of this Loan Agreement, as set forth in EXHIBIT D, which such Additional Lots and Additional Units shall be pledged to Lender in accordance with the terms of SECTION 3.3, plus
    (iii) Additional Lots and Additional Units located in Approved Projects approved by the Lender in accordance with the terms of SECTION 3.2, which such Additional Lots and Additional Units shall be pledged to Lender in accordance with the terms of SECTION 3.3, less (iv) Lots and Units released from the lien of the Mortgage;

         (b) the Assets encumbered by the lien of the Security Agreement simultaneous with the execution and delivery of this Loan Agreement; and

         (c) all real and personal property pledged to secure the Related Loan pursuant to the terms of the Related Loan Security Instruments.

    Section 3.2.   PROJECT APPROVAL

    (a) The Lender has approved certain residential subdivisions as "Approved Projects", which such Approved Projects are listed in EXHIBIT D. During the Commitment Period, the Borrower may submit to Lender additional projects proposed to be included as Approved Projects, all pursuant to and in accordance with the terms of this Loan Agreement. Lots and Units within any Approved Project may be pledged as part of the Borrowing Base Collateral, subject to the terms of SECTION 3.3.

    (b) In order to include a proposed project as an Approved Project, Borrower shall submit to Lender a complete description of the proposed project, including the Project Underwriting Documents, and evidence that the proposed project complies with the Project Requirements.

    (c) Upon its receipt of the Project Underwriting Documents, Lender shall have thirty (30) days to review and, in its sole and absolute discretion, approve or disapprove the proposed project as an Approved Project. Upon any such approval, Lender shall deliver to the Borrower a Project Commitment with respect thereto and upon acceptance of the Project Commitment by the Borrower such proposed project shall become an Approved Project for purposes of this Loan Agreement. Failure of the Lender to deliver to the Borrower a Project Commitment within such thirty (30) day period shall be deemed a disapproval by the Lender of the proposed project. Failure of the Borrower to accept such Project Commitment within ten (10) days after delivery by the Lender shall be deemed to constitute the rejection by the Borrower of the terms of the Project Commitment.

    (d) The Borrower's submission to the Lender of a proposed project for consideration as an Approved Project may identify such such proposed project as one which is included in the Borrower's "winter construction program", which such program shall be limited to those projects located in the States of Illinois and Michigan. The Borrower's submission relating to such proposed project may request that the Lender waive for the project (i) that certian requirement of the Borrowing Base Collateral Requirements which states that the ratio of (A) the number of Sold Units pledged as Borrowing Base Collateral, to (B) the number of Model Units plus Spec Units pledged as Borrowing Base Collateral shall not be less than 2:1 and (ii) such other of the Project Requirements and/or Borrowing Base Collateral Requirements as the Borrower deems necessary. The Project Underwriting Documents for any such proposed project shall include such information as the Lender shall request with respect to the "winter construction program". The Lender shall review all materials and documents which the Borrower submits with respect to such proposed project being included in the Borrower's "winter construction program", provided however that nothing herein shall require that the Lender grant the Borrower's requested waiver(s), which waiver(s) the Lender may grant or deny in its sole and absolute discretion. In the event the Lender approves the proposed project as an Approved Project and grants the requested waiver(s) due to the Approved Project being part of the "winter construction program", the Project Commitment issued with respect to such Approved Project shall so state and shall specify the terms, conditions and length of such waiver(s).

    Section 3.3.   PLEDGING OF BORROWING BASE COLLATERAL.

    (a) On the date of execution and delivery of this Loan Agreement, the Borrowing Base Collateral shall consist of the Initial Borrowing Base Collateral. The Borrower may pledge Additional Lots and Additional Units as part of the Borrowing Base Collateral, subject to the terms of this SECTION
3.3 and SECTION 3.11.

    (b) Subject to the terms of SECTION 3.11, no Additional Lot or Additional Unit may become part of the Borrowing Base Collateral unless, after the addition of such Additional Lot or Additional Unit, the pool of Borrowing Base Collateral continues to comply with the Borrowing Base Collateral Requirements.

    (c) In order to pledge an Additional Lot or Additional Unit as part of the Borrowing Base Collateral, the Borrower shall be required to meet the following conditions precedent with respect to such pledge:

         (1) the Additional Lot or Additional Units must be located in an Approved Project;

         (2) at least seven (7) days prior to the intended date on which the Borrower intends such Additional Lot or Additional Unit to become part of the Borrowing Base Collateral, the Borrower shall deliver to the Lender and Title Company a Request to Include Collateral, in accordance with the and subject to the terms of the Title Procedures Agreement; and

         (3)  the Borrower delivers to the Lender the Mortgage
    Modification Agreement relating to such Additional Lot or Additional Unit and a Title Policy Endorsement, in accordance with and subject to the terms of the Title Procedures Agreement.

    Section 3.4.   WIP REPORTS.

    (a) On such Business Days as the Borrower determines, the Borrower may deliver to the Lender updated WIP Reports, provided that Borrower may deliver the WIP Reports to Lender no more often than one time per Business Day. Until such time as the Lender has received and approved, in accordance with SUBSECTION (b) below, an updated WIP Report, the Lender shall utilize the most recently approved WIP Report in determining the Borrowing Base Amount.

    (b) The Lender shall make every reasonable effort to review the WIP Report within four (4) Business Hours of its receipt of the WIP Report. The Lender shall make such adjustments and modifications to the WIP Report as it deems necessary, and shall, within the same time frame as set forth in the previous sentence, adjust the Borrowing Base Amount to account for changes in the Borrowing Base Collateral as reflected in the WIP Report. In no event shall a WIP Report be deemed received by the Lender unless and until such WIP Report has been received in its entirety by the Lender.

    (c) The Lender may, on any date it determines, deliver a copy of the most recently received WIP Report to the Inspector. The Inspector shall take such actions as Lender and Inspector deem necessary to verify the status of the Borrowing Base Collateral as set forth in such WIP Report. Borrower shall take any and all actions requested by Lender or Inspector to enable the Inspector to make such verifications, including but not limited to taking such actions as are necessary to allow the Inspector access to the Approved Projects.

    Section 3.5.   DETERMINATION OF BORROWING BASE AMOUNT.

    (a) The Lender shall, on a daily basis, determine the Borrowing Base Amount, taking into account all Borrowing Base Collateral pledged pursuant to
SECTION 3.3, increases in the value of the Borrowing Base Collateral as reflected in the WIP Reports delivered pursuant to SECTION 3.4, decreases in the value of the Borrowing Base Collateral as a result of the release of Borrowing Base Collateral and adjustments to the value of the Borrowing Base Collateral based upon the reports the Lender receives from the Inspector.

    (b) Subject to the terms of SECTION 3.11 which relate to the Initial Borrowing Base Collateral, the Borrowing Base Amount shall be that amount which is equal to the following:

         (1)  for each Lot pledged as part of the Borrowing Base
    Collateral located in a project which WAS NOT financed with the proceeds of the Related Loan, an amount for the Lot equal to the lower of (i) seventy five percent (75%) of the Value of the Lot or (ii) one hundred percent (100%) of the amount necessary to be paid to release the Lot from any existing liens; or

         (2)  for each Lot pledged as part of the Borrowing Base
    Collateral located in a project which WAS financed with the proceeds of the Related Loan, an amount for the Lot equal to one hundred percent (100%) of the amount required to be paid the Lender pursuant to the terms of the Related Loan Documents to repay the principal amount of the Related Loan attributable to acquisition and development of such Lot, and construction of a home on such Lot if appliable, but specifically excluding from such amount any additional loan fee due to the Lender pursuant to the terms of the Related Loan Documents; provided however that after such time as the principal amount of the Related Loan attributable to the Lot has been paid, due to the principal repayment acceleration provisions of the Related Loan, the amount attributable to such Lot shall be an amount equal to seventy five percent (75%) of the Value of the Lot;

         PLUS

         (3) for each Model Unit and Spec Unit pledged as part of the Borrowing Base Collateral, an amount for the Home equal to seventy five percent (75%) of the Value of the Unit (less the amount determined for the related Lot in accordance with SUBPARAGRAPH (1) or (2) above) times the Percentage Completed;

         PLUS

         (4) for each Sold Unit pledged as part of the Borrowing Base Collateral, an amount for the Home equal to eighty percent (80%) of the Value of the Unit (less the amount determined for the related Lot in accordance with SUBPARAGRAPH (1) or (2) above) times the Percentage Completed;

    provided that Stale Units and Excluded Units shall be excluded in determining the Borrowing Base Amount, although such Stale Units and Excluded Units shall remain as part of the Borrowing Base Collateral until such Stale Unit or Excluded Unit is released from the lien of the Mortgage in accordance with its terms.

    (c) Prior to the Conversion Date, the Borrowing Base Amount shall be adjusted (i) daily to reflect Lots and/or Units which have been removed as Borrowing Base Collateral and Units which have become Stale Units or Excluded Units, (ii) to reflect additional construction of the Homes, as set forth in the most recently delivered WIP Report, and (iii) daily to reflect the pledge of Additional Lots and/or Additional Units as part of the Borrowing Base Collateral.

    (d) On and after the Conversion Date and until the Maturity Date, the Borrower may continue to draw proceeds of the Loan, although the amount of the Loan which may be outstanding at any time shall be limited to an amount equal to the lesser of the Allowable Outstanding Principal

Amount and the Loan Amount. On and after the Conversion Date, the Borrowing Base Amount shall be adjusted (i) daily to reflect Lots and/or Units which have been removed as Borrowing Base Collateral and Units which have become Stale Units or Excluded Units and (ii) to reflect additional construction of the Homes, as set forth in the most recently delivered WIP Report;
provided that it is understood that after the Conversion Date the following provisions shall apply:

         (1) neither Lots nor Units may be added as part of the Borrowing Base Collateral;

         (2) new Homes, commenced on or after the Conversion Date on Lots which are already part of the Borrowing Base Collateral, shall not become part of the Borrowing Base Collateral; and

         (3) all adjustments to the Borrowing Base Amount shall be based upon changes in the Borrowing Base Collateral as it existed on the Conversion Date.

    Section 3.6. DETERMINATION OF ALLOWABLE DISBURSEMENT AMOUNT. The Lender shall, on a daily basis, determine the Allowable Disbursement Amount, taking into account changes in the Borrowing Base Amount as determined pursuant to
SECTION 3.5 and the outstanding principal amount of the Loan on that day.

    Section 3.7.   PROCEDURE FOR DISBURSEMENTS.

    (a) On each Business Day, the Borrower may either (i) submit to the Lender a Draw Request Certification requesting that proceeds of the Loan be disbursed on such Business Day, or (ii) telephone the Lender to request the disbursement of proceeds of the Loan on such Business Day, which such oral request shall be followed immediately thereafter by submission of the Draw Request Certification. Oral requests received by the Lender at or before 12:00 noon (Minneapolis time), followed by the submission of the Draw Request Certification by 1:00 p.m. (Minneapolis time) on such date, shall be reviewed by the Lender on the Business Day of receipt and the Lender shall wire proceeds of the Loan, in the amount determined by Lender to be appropriate, to the Disbursement Account no later than 2:00 p.m. (Minneapolis time) on such Business Day. Draw Request Certifications received by the Lender after 1:00 p.m. (Minneapolis time) shall be reviewed by the Lender on the next Business Day following receipt and the Lender shall wire proceeds of the Loan, in the amount determined by Lender to be appropriate, to the Disbursement Account on such Business Day.

    (b) In the event that at the close of business on any day, funds in excess of Twenty Five Thousand Dollars ($25,000) remain in the Disbursement Account, Borrower will, by the next Business Day, deliver by wire transfer such excess funds to the Depository Account.

    Section 3.8. CONDITIONS PRECEDENT TO DISBURSEMENTS. The obligation of Lender to make disbursements of the Loan subject to fulfillment of the following conditions precedent:

         (a)  Lender shall not be obligated to make any disbursements if:

              (1) the outstanding balance of the Loan exceeds, or would following the contemplated disbursement exceed, the face amount of the Note; or

              (2) the amount of the Loan which may be outstanding after such disbursement would exceed the lesser of (i) the Allowable Outstanding Principal Amount and (ii) the Loan Amount, and in such event the Lender shall disburse only such amounts as will result in the outstanding amount of the Loan equaling the lesser of such amounts;

         (b) Lender shall not be obligated to disburse any Loan proceeds to the extent that the Borrowing Base Collateral does not comply with the Borrowing Base Collateral Requirements or to the extent that any liens have been filed against the Collateral, except as permitted by
     SECTION 6.16;

         (c) Lender shall not be obligated to disburse any Loan proceeds unless all statements made in the applicable Draw Request Certification are true and correct on and as of the date of the requested disbursement, before and after giving effect thereto and to the application of the proceeds therefrom;

         (d) except as the Borrower has disclosed otherwise to the Lender in writing, the representations and warranties of Borrower contained in the Loan Documents shall be true and correct in all material respects on and as of the date of the requested disbursement, before and after giving effect thereto and to the application of the proceeds therefrom, as though made on and as of such date;

         (e) the terms of the Bank Letter of Instructions, or its equivalent approved by the Lender pursuant to SECTION 3.9, shall be in full force and effect; and

         (f) no Event of Default or Potential Default has occurred and is continuing, or would result from such disbursement or from the application of the proceeds therefrom.

    Section 3.9. DISBURSEMENT ACCOUNT. The Disbursement Account shall initially be maintained with American National Bank and Trust Company of Chicago, which such bank shall be required to execute and deliver to Lender the Bank Letter of Instructions. The Borrower shall maintain the Disbursement Account with American National Bank and Trust Company of Chicago for so long as such bank agrees to abide by the terms of the Bank Letter of Instructions. In the event either (i) American National Bank and Trust Company of Chicago notifies the Lender that it will no longer abide by the terms of the Bank Letter of Instructions or is terminating the Bank Letter of Instructions, or
(ii) the Borrower notifies the Lender that it desires to move the Disbursement Account to another bank, then the following provisions shall apply:

         (a) the Borrower shall select another bank or financial institution to hold the Disbursement Account, the identity of which such bank or financial institution shall be approved by the Lender; and

         (b) such bank or financial institution shall be required to sign a letter of instructions in substantially the form of the Bank Letter of Instructions, pursuant to which such bank or financial institution shall acknowledge the security interest of the Lender in the Disbursement Account.

In the event that, for any reason, the Lender determines that the terms of the Bank Letter of Instructions, or its equivalent approved by the Lender pursuant to the terms of this SECTION 3.9, are not being adhered to, the Lender may immediately terminate further disbursements of proceeds of the Loan and exercise any other remedies available to it pursuant to SECTIONS 7.2 or 7.3.

    Section 3.10. LENDER MAY MAKE DISBURSEMENT NOTWITHSTANDING NONCOMPLIANCE. Notwithstanding the failure of any condition precedent to Lender's obligation to make any disbursement hereunder, Lender may make such disbursement if Lender, in its sole discretion, determines the making of the same to be advisable. The making of any disbursment, either before or after the satisfaction of all conditions precedent with respect to Lender's obligation to make the same, shall not be deemed to constitute an approval or acceptance by Lender of any construction work theretofore completed or a waiver of such condition with respect to a subsequent disbursement.

    SECTION 3.11.  PROVISIONS APPLICABLE TO INITIAL BORROWING BASE COLLATERAL.

    (a) Notwithstanding the provisions of SECTION 3.5(b), the Borrowing Base Amount for the Initial Borrowing Base Collateral shall be that amount which is equal to the following:

         (1) for each Lot pledged as part of the Initial Borrowing Base Collateral, an amount for the Lot equal to eighty percent (80%) of the Value of the Lot;

         PLUS

         (2) for each Sold Unit, Model Unit and Spec Unit pledged as part of the Initial Borrowing Base Collateral, an amount for the Home equal to eighty percent (80%) of the Value of the Unit (less the amount determined for the related Lot in accordance with SUBPARAGRAPH (1) above, times the Percentage Completed;

    provided that Stale Units and Excluded Units shall be excluded in determining the Borrowing Base Amount, although such Stale Units and Excluded Units shall remain as part of the Borrowing Base Collateral until such Stale Unit or Excluded Unit is released from the lien of the Mortgage in accordance with its terms.

The foregoing percentages shall apply to the Lots and Units forming the Initial Borrowing Base Collateral from the date of the initial pledge until the release of such Borrowing Base Collateral, but in no event shall the provisions of this SECTION 3.11(a) apply to any portion of the Borrowing Base Collateral other than the Initial Borrowing Base Collateral.

     (b) The following requirements shall not apply to the Initial Borrowing Base Collateral:

          (1) that requirement of the Borrowing Base Collateral Requirements which states that the ratio of (i) the number of Sold Units pledged as Borrowing Base Collateral, to (ii) the number of Model Units plus Spec Units pledged as Borrowing Base Collateral shall not be less than 2:1;

          (2) as to the Royal Hill subdivision, that requirement of the Borrowing Base Collateral Requirements which restricts the number of Vacant Lots per Approved Project to twenty (20); and

          (3) as to the Bayberry multifamily subdivision, that requirement of the Borrowing Base Collateral Requirements which restricts the number of Model Units, together with the number of Spec Units, to ten
     (10) such Units per Approved Project.

     (c) Commencing with the Business Day after the pledge of the Initial Borrowing Base Collateral, and continuing until that date on which all of the requirements of the Borrowing Base Collateral Requirements described in SUBPARAGRAPH (b) have been met, the Borrower may pledge as Borrowing Base Collateral only Additional Units which are Sold Units; provided however that in the event such Additional Units are attached Units located in a townhouse, requiring the pledge to Lender of all Units located in such townhouse, such Additional Units may be pledged as part of the Borrowing Base Collateral notwithstanding that some of the Units in such townhouse are Spec Units, so long as at least fifty percent (50%) of the Additional Units are Sold Units.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES


     Section 4.1. CONSIDERATION. As an inducement to Lender to execute this Loan Agreement, make the Loan and disburse the proceeds of the Loan, Borrower represents and warrants to Lender the truth and accuracy of the matters set forth in this ARTICLE IV.

     Section 4.2. ORGANIZATION. United Homes and United Illinois are each duly organized, validly existing and in good standing as corporations under the laws of the State of Illinois. United Arizona is duly organized, validly existing and in good standing as a corporation under the laws of the State of Arizona. United Michigan is duly organized, validly existing and in good standing as a corporation under the laws of the State of Michigan. Each of United Homes, United Arizona, United Illinois and United Michigan is duly qualified to do business and is in good standing in every jurisdiction where its business or properties require such qualification and has all requisite power and authority to own and operate its properties and to carry on its business as now conducted or proposed to be conducted.

     Section 4.3. AUTHORIZATION. The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary action and do not and will not (i) contravene the charter documents of any of entities constituting the Borrower; (ii) contravene any law, rule or regulation or any order, writ, judgment, injunction or decree or any contractual restriction binding on or affecting any of the entities constituting the Borrower, (iii) require any approval or consent of any partner, shareholder or any other Person other than approvals or consents which have been previously obtained and disclosed in writing to Lender; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any of entities constituting the Borrower is a party or by which any such entity or its properties may be bound or affected, or (v) result in, or require the creation or imposition of, any lien of any nature (other than the liens contemplated hereby) upon or with respect to any of the properties now owned or hereafter acquired by any of entities constituting the Borrower; and none of such entities is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree or contractual restriction or any such indenture, agreement, lease or instrument.

     Section 4.4. GOVERNMENTAL CONSENTS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any of entities constituting the Borrower of the Loan Documents or any other document executed pursuant thereto or in connection therewith.

     Section 4.5. VALIDITY. The Loan Documents have been duly executed and delivered by and constitute the legal, valid and binding obligations of each of the entities constituting the Borrower, enforceable in accordance with their respective terms.

     Section 4.6. FINANCIAL POSITION. As of the dates prepared, the financial statements and all financial data heretofore delivered to Lender in connection with the Loan and/or relating to the entities which comprise the Borrower are true, correct and complete in all material respects and were prepared in accordance with GAAP consistently applied. Such financial statements fairly present the financial position of the Persons who are the subject thereof as of the dates thereof.

     Section 4.7. GOVERNMENTAL REGULATIONS. None of the entities which comprise the Borrower is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act, as the same may be amended from time to time, or any federal or state statute or regulation limiting the ability of such entities to incur Debt.

     Section 4.8. EMPLOYEE BENEFIT PLANS. None of the entities which comprise the Borrower maintain any pension, retirement, profit sharing or similar employee benefit plan that is subject to ERISA, other than a plan pursuant to which the contribution requirement of such entity is made concurrently with the employees' contributions.

     Section 4.9. SECURITIES ACTIVITIES. None of the entities which comprise the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System in effect from time to time) and not more than twenty-five percent (25%) of the value of the assets of any such entity consists of such margin stock.

     Section 4.10. NO MATERIAL ADVERSE CHANGE. No Material Adverse Change has occurred since July 31, 1996.

     Section 4.11. PAYMENT OF TAXES. All tax returns and reports required to be filed by the entities which comprise the Borrower have been timely filed, or proper extensions for filing have been obtained, and all taxes, assessments, fees and other governmental charges upon such entities and their respective properties, assets, income and franchises which are due and payable have been paid when due and payable, or proper extensions for payment have been obtained, except to the extent that such taxes, assessments, fees and other governmental charges or the failure to pay the same would not result in a Material Adverse Change. None of the entities which comprise the Borrower has any knowledge of any proposed tax assessment against such entity that could result in a Material Adverse Change.

     Section 4.12. LITIGATION. There is no pending or, to the knowledge of any of the entities constituting the Borrower, threatened action, suit, proceeding or arbitration against or affecting any of the entities constituting the Borrower before any court, governmental agency or arbitrator, which may result in a Material Adverse Change.

     Section 4.13. ENVIRONMENTAL MATTERS. The operations of the entities which comprise the Borrower comply in all respects with all Hazardous Materials Laws except such noncompliance which would not (if enforced in accordance with applicable law) reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. As of the date of this Loan Agreement, (i) none of the entities which comprise the Borrower nor their present properties or operations is subject to any outstanding written order from or settlement or consent agreement with any governmental authority or other Person, nor is any of the foregoing subject to any judicial or docketed administrative proceeding respecting any Hazardous Materials Law, Hazardous Materials Claim or Hazardous Material, and
(ii) there are no other conditions or circumstances known to any of the entities which comprise the Borrower which may give rise to any Hazardous Materials Claim arising from the operations of any of the entities which comprise the Borrower.

     Section 4.14. NO BURDENSOME RESTRICTIONS. None of the entities which comprise the Borrower is party to or bound by any contract or agreement, or subject to any charter or corporate restriction or any requirement of law, which would reasonably be expected to result in a Material Adverse Change.

     Section 4.15. FULL DISCLOSURE. None of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents contains any untrue statement of a material fact, or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; provided, however, that it is recognized by Lender that projections and forecasts provided and to be provided by Borrower, while reflecting Borrower's good faith projections or forecasts based upon methods and data Borrower believes to be reasonable and accurate, are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

     Section 4.16. ADEQUATE CONSIDERATION. Each of the entities which comprise the Borrower represents and warrants to Lender that prior to entering into this Loan Agreement, it has reviewed the benefits to be provided to it as a result of the Lender making the Loan and has concluded that such benefits are reasonably equivalent in value to the collateral to be pledged to secure the Loan and the obligations assumed and to be assumed such entity pursuant to the Loan Documents.

                              ARTICLE V
                              COVENANTS


     Section 5.1. CONSIDERATION. As an inducement to Lender to execute this Loan Agreement, make the Loan and make each disbursement of the Loan, Borrower hereby covenants as set forth in this ARTICLE V.

     Section 5.2. AFFIRMATIVE COVENANTS. So long as any amount payable hereunder or under any other Loan Document shall remain unpaid or Lender shall have any commitment to disburse the Loan hereunder, Borrower shall, unless Lender shall otherwise consent in writing:

          (a) REPORTING REQUIREMENTS. Furnish or cause to be furnished to Lender the following notices and reports:

               (1) MONTHLY REPORTS. On a monthly basis, the following reports:

                    (A) On or about the twentieth (20th) day of each month, a status report for the previous month (i) describing for all Approved Projects, all projects being financed with the proceeds of the Related Loan and all Non-Lender Projects, the progress of development and construction, (ii) describing for all such projects sales activity and other material developments and (iii) with respect to the Approved Projects and the projects being financed with the proceeds of the Related Loan only, describing substantial deviations in the Construction Improvements from the Plans and Specifications, or the existence of defective workmanship or materials incorporated into the Construction Improvements; and

                    (B) within thirty (30) days after the end of each month, an aged accounts payable report;

               (2) QUARTERLY REPORTS. As soon as possible and in any event within forty five (45) days after the end of each fiscal quarter of United Homes (other than the last quarter of any fiscal year), the following: (i) unaudited financial statements of United Homes on a fully consolidated basis, which financial statements shall include (A) a balance sheet as at the end of such fiscal quarter,
          (B) statements of income and cash flow for such fiscal quarter and the period from the beginning of the then current fiscal year to the end of such fiscal quarter and setting forth in comparative form figures for the corresponding period(s) of the preceding fiscal year, all in reasonable detail and in accordance with GAAP consistently applied and certified by the chief financial officer of United Homes to fairly present the financial condition of United Homes on a fully consolidated basis as at the end of such fiscal quarter and the results of the operations of United Homes on a fully consolidated basis for the period ending on such date; (ii) a summary report of accounts payable aging; and (iii) a written statement certifying that Borrower is in compliance with the terms of the Loan Documents, or if the Borrower is not in compliance, specifying the details of the non-compliance and the action which Borrower is taking to correct such non-compliance;

               (3) ANNUAL REPORTS. As soon as possible and in any event within one hundred twenty (120) days after the end of each fiscal year of United Homes, audited financial statements of the United Homes on a fully consolidated basis, which financial statements shall include a balance sheet of United Homes on a fully consolidated basis as at the end of such fiscal year, statements of income, shareholders' equity and cash flow of United Homes on a fully consolidated basis for such fiscal year, and setting forth in each case in comparative form figures for the preceding fiscal year, all in reasonable detail and in accordance with GAAP consistently applied and accompanied by an unqualified opinion issued by an independent certified public accountant acceptable to Lender;

               (4) NOTICE OF LABOR CONTROVERSY. As soon as possible and in any event within five (5) days after Borrower has knowledge of its occurrence, written notice of any labor controversy resulting in a material strike, work stoppage, shutdown or other material labor disruption against or involving Borrower or any Approved Project;

               (5) NOTICE OF MATERIAL ADVERSE CHANGE. Promptly upon its occurrence, written notice and a description of any matter which has resulted, or will result, in a Material Adverse Change;

               (6) NOTICE OF DEFAULTS OR POTENTIAL DEFAULTS. As soon as possible and in any event within five (5) days after Borrower has knowledge of the occurrence of any Potential Default (however described) or Event of Default hereunder or an event of default (however described) under any other of the Loan Documents, written notice and a description of such Potential Default, Event of Default or event of default and the action which Borrower proposes to take with respect thereto;

               (7) NOTICES OF DEFAULT REGARDING OTHER DEVELOPMENT PROJECTS. As soon as possible and in any event within five (5) days after Borrower has knowledge of the occurrence of any event of default under any loan or other financing facility, including seller financing, made for any development or construction project comparable to an Approved Project or a project being financed with proceeds of the Related Loan and involving Borrower, which event of default might result in a Material Adverse Change;

               (8) NOTICE OF LITIGATION. As soon as possible and in any event within five (5) days after institution thereof, written notice and a description of any materially adverse litigation, action or proceeding commenced against Borrower or relating to any Approved Project, and any adverse determination in any such litigation, action or proceeding;

               (9) NOTICES REGARDING HAZARDOUS MATERIALS. Promptly upon its occurrence, written notice and a description of the release of any Hazardous Material, or any liability with respect thereto, on, under or in connection with any Approved Project and the action which Borrower proposes to take with respect thereto;

               (10) NOTICES REGARDING APPROVED PROJECTS. Promptly and in any event within five (5) days after receipt by Borrower, copies of all
          (A) notices of violation relating to and materially adversely affecting any Approved Project that Borrower receives from any governmental agency or authority, (B) notices of default that Borrower receives under any material agreement relating to and materially adversely affecting any Approved Project, and (C) notices of default that Borrower receives under any agreement relating to the borrowing of money by Borrower for any Approved Project from any Person; and

               (11) OTHER INFORMATION. Such other information respecting the business, properties, assets, operations and condition, financial or otherwise, of Borrower, the Approved Projects or the Borrowing Base Collateral, including, without limitation, copies of Approved Project construction and sales reports, and any other rights or interests subject to the Loan Documents, as Lender may from time to time reasonably request.

          (b) COMPLIANCE WITH LAWS AND REGULATIONS ETC. Comply in all material respects, with the Laws and Regulations, the noncompliance with which might result in a Material Adverse Change.

          (c) PAYMENT OF TAXES AND CLAIMS. Subject to the rights granted pursuant to SECTION 6.16, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets.

          (d) MAINTENANCE OF PROPERTIES: BOOKS AND RECORDS. Maintain or cause to be maintained.

               (1) in good repair, working order and condition all properties and assets material to the continued conduct of the business of Borrower, and from time to time make or cause to be made all necessary repairs, renewals and replacements thereof; and

               (2) proper books, records and accounts in which full, true and correct entries in accordance with GAAP consistently applied are made of all financial transactions and matters involving its assets and business.

          (e) MAINTENANCE OF EXISTENCE. Maintain and preserve the existence of each of the entities constituting the Borrower and all rights, privileges, qualifications, permits, licenses, franchises and other rights material to each of its business.

          (f) FURTHER ASSURANCES. Execute and deliver at any time and from time to time any and all instruments, agreements and documents, and shall take such other action as Lender reasonably requires to maintain, perfect or insure Lender's security provided for under the Loan Documents, including, without limitation, the execution of amendments to the Loan Documents.

          (g) MANAGEMENT. At all times ensure that Edward J. Havlik remains employed as President of United Homes, involved in the day to day operations of the Borrower.

          (h) FIRST RIGHT TO FINANCE. Provide to Lender the first right to finance all of the Borrower's construction activities, with the exception of (i) the project now planned at Darien, Illinois, (ii) Williams Glen in Bolingbrook, Illinois and (iii) the project now planned at Round Lake, Illinois; provided however that in the event the Borrower requests that the Lender finance the construction activity relating to a project upon terms and conditions other than as set forth in this Loan Agreement, and the Lender does not approve such project on the requested terms and conditions, the Borrower may finance such project upon those terms and conditions rejected by the Lender through another lender; provided further however that in all events the Borrower shall use the proceeds of the Loan to finance the construction activity for all projects as to which the acquisition and development financing was provided with proceeds of the Related Loan.

     Section 5.3 NEGATIVE COVENANTS. So long as any amount payable hereunder or any other Loan Document still remains unpaid or Lender shall have any commitment to disburse the Loan hereunder, Borrower shall not, unless Lender shall otherwise consent in writing:

          (a) LIENS. Subject to the rights granted pursuant to SECTION 6.16, create, assume or suffer to exist any lien, security interest or other charge or encumbrance, or any other type or preferential arrangement, upon the Collateral, other than Permitted Exceptions.

          (b) SALES, ETC. OF ASSETS: OWNERSHIP OF COLLATERAL. Sell, lease, transfer or otherwise dispose of (i) all or substantially all of its assets (in a single transaction or a series of related transactions), or
    (ii) any of the Collateral, except in the normal course of business and except as expressly permitted by the Loan Documents.

         (c) TRANSFERS, PLEDGES OR LOANS OF ASSETS. Agree to any transfer, pledge or loan of assets, other than to entities controlled by and consolidated with (for reporting purposes) United Homes, except that the Borrower shall be permitted to pledge assets to other lenders of the Borrower in the normal course of business; provided however that in no event shall the Borrower be allowed to grant subordinate liens or security interests on the Collateral.

         (d) CHANGE IN NATURE OF BUSINESS. Make any change in the nature of its business as carried on at the date hereof.

         (e) LAND BANKING OR LAND SPECULATION. The Borrower will not use the proceeds of the Loan for Land Banking or Land Speculation.

         (f)  USE OF PROCEEDS. Use any part of the proceeds of the Loan to
    (i) purchase or carry any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System),
    (ii) repay or otherwise refinance indebtedness of Borrower or others incurred to purchase or carry any margin stock, (iii) extend credit for the purpose of purchasing or carrying any margin stock, or (iv) acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

    Section 5.4 FINANCIAL COVENANTS. Borrower shall comply with, or ensure compliance with, each of the following financial covenants:

         (a) NET WORTH. United homes shall, on a consolidated basis, at all times maintain a Net Worth equal to or in excess of (i) prior to September 30, 1997, Nine Million Dollars ($9,000,000) and (ii) on and after September 30, 1997, Ten Million Dollars ($10,000,000).

         (b) LIMITATION ON DISTRIBUTIONS. United Homes shall not distribute dividends, bonuses or profit participations to officers or stockholders greater than thirty percent (30%) of year-end, audited, pre-tax profits generated in any one year.

         (c) RATIO OF LIABILITIES TO ADJUSTED NET WORTH. At all times, the ratio of United Homes' total liabilities (reported on a consolidated basis) to its Adjusted Net Worth shall not exceed 5.0 to 1.0.

         (d) POSITIVE NET INCOME. The Borrower shall ensure that the pre-tax net income for the Borrower, on a consolidated basis, shall not be negative for any four consecutive calendar quarters on a cumulative basis.

    Section 5.5. INSURANCE. Borrower shall maintain or cause its contractors to maintain the insurance required by the terms of this Loan Agreement and shall deposit with Lender original, duplicate original or certified copies of insurance certificates issued by insurance companies with current Best's Key Ratings of not less than A/IX and written in form and content acceptable to Lender, providing the following minimum insurance coverages:

         (a) For each Approved Project, all-risk course of construction insurance (non-reporting form) in the minimum amount of the proposed construction cost for such Approved Project on a replacement cost basis against loss or damage by hazards customarily included within "extended coverage" policies, and any other risks or hazards which in Lender's reasonable judgment should be insured against, with a Lender's Loss Payable Endorsement naming Lender as an additional insured together with a full replacement cost endorsement (without provisions for co-insurance).

         (b) "Comprehensive General Liability" insurance in the minimum "general aggregate" amount of Two Million Dollars ($2,000,000), in the minimum "occurrence" limit of One Million Dollars ($1,000,000) and in the minimum "umbrella" amount of Ten Million Dollars ($10,000,000), all against claims for "personal injury" liability, including bodily injury, death or damage to the project liability, including completed operations and contractual liability and also including owners' and contractors' protective coverage naming Lender as an additional insured.

         (c) Workers' compensation insurance as prescribed by the laws of each state in which the borrower is required to maintain such insurance, and employers' liability with limits as prescribed by law.

         (d) For each Approved Project, flood insurance in the maximum coverage available, designating Lender as payee, or evidence satisfactory to Lender that the Approved Project is not located within an area designated as within the 100 year flood plain under the National Flood Insurance Program.

         (e) Insurance with respect to its properties, assets and business against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, all in accordance with reasonably prudent industry standards.

    Each policy of insurance required under this SECTION 5.5 shall contain the "standard non-contributory mortgagee clause" and the "standard lenders' loss payable clause," or their equivalents, in favor of Lender, and shall provide that it shall not be modified or canceled without thirty (30) days' prior written notice to Lender. Borrower shall also furnish Lender with receipts for the payment of premiums on such policies or other evidence of such payment reasonably satisfactory to Lender. In the event Borrower does not deposit with Lender a new policy of insurance with evidence of payment of premiums thereon at least thirty (30) days prior to the expiration of any expiring policy, then Lender may, but shall not be obligated to, procure such insurance, and Borrower shall pay the premiums thereon to Lender promptly upon demand. Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurers or payment of losses, and Borrower hereby expressly assumes full responsibility therefor and all liability related thereto, if any.

                                   ARTICLE VI
                         THE BORROWING BASE COLLATERAL


     Section 6.1. CONSIDERATION. As an inducement to Lender to execute this Loan Agreement and to make each disbursement of the Loan, Borrower represents and warrants to the Lender the truth and accuracy of the matters regarding the Borrowing Base Collateral set forth in this ARTICLE VI and hereby covenants regarding the Borrowing Base Collateral as set forth in this
ARTICLE VI.

     Section 6.2. TITLE. Borrower is the sole legal and beneficial owner of the Borrowing Base Collateral, free and clear of all claims, liens and encumbrances other than Permitted Exceptions. All of the personal property which forms or will form a part of the Borrowing Base Collateral is or will be vested solely in Borrower, free and clear of all claims, liens and encumbrances, subject only to Permitted Exceptions and the security interest of Lender in such personal property is a first lien thereon, subject only to Permitted Exceptions.

     Section 6.3. NO PRIOR LIENS OR CLAIMS. Prior to recordation of the Mortgage, the Borrower has (i) commenced on the Approved Projects construction of the development and construction, and grading and site clearance related thereto, (ii) purchased, contracted for and otherwise brought upon the Land materials, specially fabricated or otherwise, to be incorporated into the Homes, and/or (iii) entered into contracts and arrangements, the performance of which by any of the other parties thereto could give rise to a lien or claim on the Borrowing Base Collateral or a portion thereof. Except as previously disclosed in writing to the Lender, none of the activities described in the previous sentence have given rise to any existing liens upon the Borrowing Base Collateral or to the best knowledge of Borrower after due investigation, possible claims with respect thereto. The Borrower has provided to the Title Company all necessary information to allow the Title Company to issue the Title Policy, providing to the Lender certain mechanics' lien coverage as specified in the Title Policy.

     Section 6.4. ACCESS TO THE BORROWING BASE COLLATERAL. Except as otherwise disclosed to Lender, all roads, streets, traffic turn lanes, and access ways necessary for the full utilization of the Borrowing Base Collateral for its intended purpose either have been or will be completed or the necessary rights of way either have been or will be acquired by the appropriate governmental authority or have been or will be dedicated to public use and accepted by the appropriate governmental authority, and all necessary steps have been or will be taken by Borrower and the appropriate governmental authority to assure the complete construction and installation thereof by the time needed for construction and/or occupancy and operation of the Borrowing Base Collateral.

     Section 6.5. COMPLIANCE WITH LAWS AND REGULATIONS. The Borrowing Base Collateral, the proposed and actual use thereof, and the Homes when completed will comply with the Laws and Regulations, and there is no action or proceeding pending or, to the knowledge of Borrower (after due inquiry), threatened before any court, quasi-judicial body or administrative agency at the time of any disbursement by Lender relating to the validity of the Loan or the proposed or actual use of the Borrowing Base Collateral.

     Section 6.6. COVENANTS, ZONING, CODES, PERMITS AND CONSENTS. Borrower is familiar with and has complied with or will comply with all of the Laws and Regulations to be complied with in connection with the Borrowing Base Collateral. All permits, licenses, consents, approvals or authorizations by, or registrations, declarations, withholding of objections or filings with any governmental body necessary in connection with the valid execution, delivery and performance of this Loan Agreement, the Loan Documents, and any and all other documents executed in connection with any of the foregoing, necessary for the construction of the Homes, and necessary for the marketing and sale of the Homes, have been or will be obtained and are or will be valid, adequate and in full force and effect. Construction of the Homes and the intended use thereof will in all respects conform to and comply with all Laws and Regulations, including without limitation all applicable zoning, subdivision, environmental protection, use and building codes, laws, regulations and ordinances.

     Section 6.7. UTILITIES. All utility services and facilities necessary for the construction, sale and occupancy of the Homes are either available at the boundaries of the Land, or, if not, all necessary steps have been or will be taken by Borrower and the local authority or public utility company which provides such services to assure the complete installation and availability thereof when needed for construction, sale, occupancy and operation of the Homes.

     Section 6.8. MAP, PERMITS, LICENSES AND APPROVALS. Borrower has obtained the Maps. Borrower shall properly comply with and take such steps as are within its control to keep in effect the Maps and all permits, licenses and approvals which are required to be obtained from governmental bodies in order to construct, occupy, operate, market and sell the Homes. Upon the Lender's request, Borrower shall promptly deliver copies of the Maps and all such permits, licenses and approvals to Lender.

     Section 6.9.  APPROVAL OF PLANS AND SPECIFICATIONS AND BUDGET.

     (a) The Plans and Specifications are a true, complete and accurate reflection of the Homes that Borrower will construct. The Plans and Specifications are satisfactory to Borrower and have been reviewed and approved by Borrower and the general contractors for the Homes (if different from the Borrower), and have also been approved as required by all governmental bodies or agencies having jurisdiction (including, without limitation, any local design review boards) and by the beneficiary of any restrictive covenant affecting the Homes. There are no structural defects in the Homes as shown in the Plans and Specifications, and no violation of any of the Laws and Regulations exists with respect to the Plans and Specifications.

     (b) After diligent investigation of all relevant conditions and due consultation with such parties as Borrower deems appropriate, Borrower represents that it has prepared and approved budgets for the Homes which identify on a line item basis all costs to be incurred in connection with the construction of the Homes and all applicable costs. The budgets will at all times reflect Borrower's best, true, accurate and complete estimate of the costs shown therein and of the costs estimated to be necessary to complete the construction of the Homes in accordance with the Plans and Specifications.

     Section 6.10.  CONSTRUCTION START AND COMPLETION.

     (a) Borrower shall diligently proceed with construction and completion of the Homes in a good and workmanlike manner in accordance with the Plans and Specifications and its construction progress schedules, provided however that in the event construction of the Homes is subject to delays caused by any Force Majeure Event and the delay cannot be made up within the construction progress schedule, the Borrower shall provide to the Lender written notice of such delay, and if such delay will not exceed one hundred twenty (120) days in the aggregate or is otherwise reasonable in length, giving consideration to Force Majeure Events, the Borrower shall not be deemed in default of its obligations assumed pursuant to this Loan Agreement solely by reason of such delay.

     (b) The Borrower shall cause the Homes at all times to materially conform to the Laws and Regulations and shall accomplish completion of the Homes in accordance with its construction progress schedules, subject to the delays described in the preceding SUBPARAGRAPH (a).

     (c) Borrower shall cooperate at all times with Lender in bringing about the timely completion of each element of the construction of the Homes, and Borrower shall resolve all disputes arising during the work of construction in a manner which shall allow work to proceed expeditiously.

     Section 6.11. CONTRACTORS AND CONTRACTS. Upon demand by Lender, the Borrower shall furnish to Lender, from time to time, correct lists of all contractors and subcontractors employed in connection with the Borrowing Base Collateral. Each such list shall show the name, address and telephone number of each such contractor or subcontractor, a general statement of the nature of the work to be done, the labor and materials to be supplied, the names of materialmen, if known, and the approximate dollar value of such labor, work and materials with respect to each. Upon an Event of Default, Lender shall have the right, and at any time the Inspector shall have the right (in both cases without either the obligation or the duty), to contact directly each contractor, subcontractor and materialman to verify the facts disclosed by said list or for any other purpose.

     Section 6.12. EVIDENCE OF OWNERSHIP OF MATERIALS. If requested by Lender, Borrower shall promptly deliver to Lender any bills of sale, statements, receipts, contracts or agreements under which Borrower claims title to any materials, fixtures or articles incorporated into the Borrowing Base Collateral.

     Section 6.13.  CHANGES TO PLANS AND SPECIFICATIONS AND BUDGET.

     (a) In the event that (i) the Borrower makes a Change to the Plans and Specifications for any Home which will increase the cost to construct such the Home, and (ii) the amount of the increased costs, less an amount equal to the increase in the sales price for the Home, is equal to or in excess of Five Thousand Dollars ($5,000), then the Borrower shall obtain the prior written approval of Lender for such Change, provided that the foregoing shall not apply to upgrades and options. Borrower agrees to provide Lender with copies of all additional documents that Lender may require in order to evaluate a request for approval of a Change of a type described in this SUBPARAGRAPH (a).

     (b) Lender may take a reasonable time to evaluate any requests for approval of a Change submitted pursuant to SUBPARAGRAPH (a), and may require that all other approvals required from other parties be obtained before it reviews any requested Change. Lender may approve or disapprove Changes in the exercise of its reasonable judgment. Borrower acknowledges that delays may result, and agrees that so long as any delays caused by Lender are not unreasonable in duration, they shall not affect Borrower's obligation to complete construction of the Homes in a timely manner.

     (c) The Borrower shall also provide written notice to Lender of any other changes to the Plans and Specifications (excluding changes to the Plans and Specifications for any Home which are made at the request of the purchaser of such Home) and of all changes to the budgets for the base plans for the Homes (except that notice of changes to the budget for any Home which are made at the request of the purchaser of such Home shall be given to Lender in the WIP Reports).

     (d) Borrower shall obtain from the appropriate persons or entities approvals of any alterations in the Map, the Plans and Specifications or any work, materials or contracts that are required by any of the Laws and Regulations.

     Section 6.14. LENDER INSPECTIONS, APPRAISAL AND INFORMATION. During normal business hours, the Borrower shall arrange for the Lender, the Inspector or any other authorized representative of Lender, at the expense of Borrower, to visit, inspect or appraise the Borrowing Base Collateral, the materials to be used thereon or therein, contracts, records, plans, specifications and shop drawings relating thereto, whether kept at Borrower's offices or at the construction sites or elsewhere, and the books, records, accounts and other financial and accounting records of Borrower wherever kept, and to make copies and take extracts thereof and therefrom as often as may be requested at Borrower's cost and expense. Borrower will cooperate with Lender to enable Lender and Inspector to conduct such visits, inspections and appraisals. The cost of the Inspector and of such inspections shall be borne by Borrower and shall be paid within thirty (30) days of Borrower's receipt of any invoice with respect thereto.

     Section 6.15. CORRECTION OF DEFECTS. If Lender in its reasonable judgment determines that any portion of the Borrowing Base Collateral fails to conform to the Map, any Laws and Regulations, the Plans and Specifications or sound building practices, or that such nonconforming work and any other work which is dependent upon or directly related to the work requiring correction otherwise departs from any of the requirements of this Loan Agreement, Lender may require the work on that portion of the Borrowing Base Collateral to be stopped and withhold disbursements for that portion of the Borrowing Base Collateral until the matter is corrected. If this occurs, Borrower shall promptly correct the work to Lender's satisfaction, and pending completion of such corrective work shall not allow any other work which is dependent upon or directly related to the work requiring correction to proceed. No such action by Lender shall affect the obligation of the Borrower to complete each element of the Homes within the times required by this Loan Agreement. The advance of any Loan proceeds shall not constitute a waiver of Lender's right to require compliance with this covenant.

     Section 6.16.  PROTECTION AGAINST LIEN CLAIMS.

     (a) Borrower shall pay and discharge, or cause to be paid and discharged, promptly and fully all claims for labor done and materials and services furnished in connection with the Borrowing Base Collateral, and take or cause to be taken all reasonable steps to forestall the assertion of claims of lien against the Borrowing Base Collateral or any part thereof.

     (b) Borrower shall obtain a lien waiver with respect to each payment by or to the Borrower and each of the various subcontractors and materialmen (and the major subcontractors and submaterialmen under them), and Lender, at any time, at its option, may require that Borrower make any payments for which disbursements are made hereunder by joint check made payable to the Borrower and the subcontractor or sub-subcontractor for whose account such payment is to be made, as joint payees.

     (c) Nothing herein contained shall require Borrower to pay any claims for labor, materials, or services which Borrower in good faith disputes and which Borrower, at its own expense, currently and diligently contest; provided that Borrower shall, for each such case where a notice of intent to file a lien in excess of Five Thousand Dollars ($5,000), has been filed, within thirty (30) days after the Borrower's actual receipt of notice of filing of any such claim of lien, (i) file or cause to be filed with the court in the county in which the applicable real estate is located a surety bond sufficient to release said claim of lien, or (ii) make or cause to be made a deposit of cash in the amount of 150% of the claim of lien with Lender, or (iii) deliver or cause to be delivered to Lender a specific endorsement to the Title Policy which insures Lender against any loss by reason of such claim of lien, or (iv) deliver or cause to be delivered to Lender such other assurance as may be acceptable to Lender.

     Section 6.17. CONVEYANCE, LEASE OR ENCUMBRANCE. Subject to the rights granted pursuant to SECTION 5.3(b), Borrower shall not sell, agree to sell, convey, transfer, dispose of or further encumber the Borrowing Base Collateral or any portion thereof or interest therein (other than the sales of the Lots and Units), or enter into a lease covering all or any portion thereof or interest therein, either voluntarily, involuntarily or otherwise, or enter into an agreement to do so, without the prior written consent of Lender being first had and obtained. All easements, declarations, convenants, conditions, restrictions and dedications affecting the Borrowing Base Collateral shall be submitted to Lender for its approval, accompanied by a drawing or survey showing the precise location thereof, and such approval shall be obtained prior to the execution of granting of any thereof by Borrower. Borrower shall not execute any lease of any portion of the Borrowing Base Collateral without the prior written consent of Lender. Borrower shall promptly notify Lender of any event of default or cancellation under any lease now or hereafter in effect.

     Section 6.18. SECURITY INSTRUMENTS. From time to time, upon the request of Lender, Borrower shall execute and deliver to Lender a security instrument or instruments naming Lender as secured party covering all contracts of any kind entered into in connection with the Borrowing Base Collateral and all other property of any kind whatsoever owned by the Borrower and used, or to be used, in the use and enjoyment of the Borrowing Base Collateral and concerning which Lender may have any doubt as to its being subject to the lien of the Security Documents.

     Section 6.19. FURTHER ASSURANCES; COOPERATION. Borrower will at any time and from time to time upon request of Lender take or cause to be taken any action, execute, acknowledge, deliver or record any further documents, opinions, mortgages, security agreements, financing statements or other instruments or obtain such additional insurance as Lender in its discretion deems necessary or appropriate to carry out the purposes of this Loan Agreement and to preserve, protect and perfect the security interest intended to be created and preserved in the Borrowing Base Collateral.

     Section 6.20. SIGNS. Upon the request of Lender, Borrower shall erect and place on or in the vicinity of the Borrowing Base Collateral a sign or signs indicating that Lender has provided construction financing for the Borrowing Base Collateral; provided that any such sign shall comply with any applicable local ordinances or regulations and with any reasonable requirements of Borrower. Said sign(s) shall remain the property of Lender and shall be required to be removed only after the construction has been completed.

     Section 6.21. SALES AGREEMENTS. Each Lot and Unit shall be sold under a Sales Agreement. Each Sales Agreement must require full payment in cash to Borrower at closing. No Lot or Unit may be leased, sold or conveyed under any lease, conditional sales contract or other arrangement where Borrower retains a deferred portion of the purchase price or any residual or contingent interest in the Lot or Unit, including any purchase money security interest, without the express prior written consent of Lender in each instance.

     Section 6.22. SALES AND CLOSINGS. Borrower may enter into Sales Agreements in the ordinary course of business with bona fide third party buyers and without Lender's prior written consent if:

     (a) a Sales Agreement is executed with the buyer which conforms to the requirements of this Loan Agreement; and

     (b) Borrower, acting in good faith following exercise of due diligence, has determined that the buyer is financially capable of performing all of its obligations under the Sales Agreement.

     Upon the request of Lender, the Borrower shall furnish to the Lender copies of all Sales Agreements immediately after execution of such Sales Agreement by all Persons who are parties thereto. Lender in the exercise of its sole discretion may consider any sale to be unsatisfactory if the sale fails to meet any of the requirements of this Loan Agreement. If this happens, or if any Event of Default has occurred and is continuing, Lender may make written demand on Borrower to submit future Sales Agreements for Lender's approval prior to execution, together in each instance with accompanying financial statements or other information that Borrower may have pertaining to the prospective buyer. Borrower shall comply immediately with any such demand by Lender. In the event of such demand, Lender shall review each Sales Agreement submitted to it immediately upon receipt, and shall notify Borrower no later than four (4) Business Days after receipt as to whether such Sales Agreement has been approved. The Lender's failure to deliver such notice to Borrower by the end of the fourth
(4th) Business Day shall constitute approval by the Lender of the Sales
Agreement.

     The Borrower will ensure that all sales of Lots and Units will be closed by independent third-party closing agents acceptable to the Lender in its sole and absolute discretion, which such agents shall agree to remit the Receipts, on a daily basis, to the Depository Account.

     Section 6.23. SALES OPERATIONS AND SELLER'S OBLIGATIONS. Borrower shall at all times maintain adequate marketing capability for the sale of the Homes, and shall perform all obligations required to be performed by it under each Sales Agreement.

     Section 6.24. MODEL UNITS. So long as any proceeds of the Loan remain outstanding, the Borrower shall construct and if necessary, modify, Homes within the Approved Projects in such a manner as to accomodate their use as model homes for the selling and marketing of the applicable Approved
Project, and at least one of such model homes shall include therein a sales office, provided however that in the event the Borrower determines that a model home is no longer necessary for an Approved Project due to the fact that the Approved Project is nearing completion or otherwise, the Borrower may request that the Lender waive the requirements contained in this SECTION 6.24, which waiver the Lender shall not unreasonably withhold. The Borrower shall insure that sufficient adjacent parking for customers exists within the vicinity of the model homes. The model homes may be Model Units, or may be model homes which Borrower leases from another entity and in the case of such lease of a model home or the furnishings therein, the Borrower shall (i) notify the Lender of such fact and any other pertinent facts related to such leased model homes or furnishings, (ii) provide to Lender a copy of such lease, the form and substance of which shall be acceptable to Lender in its reasonable discretion, which such assignments shall, among other matters, provide to Lender the opportunity to cure any default by Borrower pursuant to the terms of such lease. So long as any Unit remains a Model Unit, such Model Unit shall be used solely as a model display (including landscaping and walkways), as a sales office and for parking, all in connection with the marketing and sale of Homes. Borrower shall maintain the interiors and exteriors of the Model Units in good condition, repair and order, except for ordinary wear and tear.

     Section 6.25.

                                     ARTICLE VII
                            EVENTS OF DEFAULT AND REMEDIES

    Section 7.1. EVENTS OF DEFAULT. The occurrence and continuance of any of the following events shall constitute an "Event of Default" hereunder:

         (a) Borrower shall fail to pay any installment of principal on the Loan when due, whether at stated maturity, as a result of a mandatory prepayment requirement, upon acceleration or otherwise, or pay when due any interest, fees or other amounts payable hereunder or under the other Loan Documents; or

         (b) any representation or warranty made by any of the entities constituting the Borrower herein or in any other Loan Document shall at any time be incorrect in any material respect; or

         (c) Borrower shall fail to perform or observe any term, covenant or agreement contained in this Loan Agreement or any other Loan Document (other than failure described elsewhere in this SECTION 7.1), and such failure shall remain unremedied for thirty (30) days after notice thereof from Lender to Borrower, provided that in the event Borrower commences and is diligently pursuing to completion action to cure the failure, such thirty (30) day period may be extended for such period of time as is necessary to cure the failure, but in no event longer than one hundred twenty (120) days from the date of the Lender's notice; provided further however, that in the event (i) Lender determines that the failure to immediately declare an Event of Default could materially and adversely harm the rights of the Lender hereunder or under any other Loan Document, or the rights of the Lender with respect to the Collateral, or (ii) Lender reasonably determines that the failure to perform or observe the terms of this Loan Agreement or any other Loan Document cannot be remedied with the passage of one hundred twenty (120) days, then Lender may declare an immediate Event of Default in its notice given pursuant to this
    SECTION 7.1(c); or

         (d) Any of the entities constituting the Borrower shall assert the invalidity or unenforceability of any Loan Document or any Loan Document shall be adjudicated to be invalid or unenforceable in any material respect; or

         (e) Any of the entities constituting the Borrower shall fail to pay any Debt, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if such failure to pay, default or event could result in the acceleration, or permits the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or is required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; provided however that none of the foregoing events or inactions shall constitute an Event of Default unless such event or inaction is likely to result in a Material Adverse Change; or

         (f) Any of the entities constituting the Borrower shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any of the entities constituting the Borrower seeking to adjudicate such party as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of such party's Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for such party or for any substantial part of such party's property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days (whether or not consecutive), or any of the actions sought in such proceeding (including, without, limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur, or Borrower shall take any action to authorize any of the actions set forth above; or

         (g) any event of default (however described) under any other Loan Document or any Related Loan Document shall occur and not be cured within the applicable grace period; or

         (h) any Security Document, for any reason, ceases to create a valid and perfected lien on or in the Collateral relating thereto as described in the Loan Documents, or any of the entities constituting the Borrower shall so state in writing; or

         (i) the dissolution or winding up of any of the entities constituting the Borrower; or

         (j) any judgment or order for the payment of money in excess of One Hundred Thousand Dollars ($1000,000), singularly or in the aggregate, shall be rendered against Borrower, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, or (ii) there shall be a period of fifteen (15) days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (k)        a Material Adverse Change shall occur; or

         (l) the Borrower shall fail to comply with any of the financial covenants set forth in SECTION 5.4; or

         (m) the assignment by the Borrower of the rents or the income of the Borrowing Base Collateral, or any part thereof or of any other revenues or sales proceeds relating to the Borrowing Base Collateral (other than to Lender); or

         (n) there shall occur substantial deviations in the Homes from the Plans and Specifications without the prior approval of Lender, or the existence of materially adverse defective workmanship or materials incorporated into the Homes which deviations or defects are not corrected within thirty (30) days after written notice thereof to Borrower such deviations and defects to be conclusively determined by Lender after consultation with the Inspector; or

         (o) the Homes are not, in Lender's judgment, being carried out in accordance with the construction progress schedule (subject to delays not to exceed ninety (90) days or to delays of which Lender has been properly notified in accordance with the provisions of SECTION 6.10);

         (p) a court of competent jurisdiction enters an order enjoining construction of the Homes, or such a court or an authorized governmental agency orders that sales of the Lots and/or Units be suspended or halted, or any required approval, license or permit is withdrawn or suspended, and the order, withdrawal or suspension remains in effect for a period of fifteen (15) days; provided however that none of the foregoing events shall constitute an Event of Default unless such event or inaction is likely to result in a Material Adverse Change; or

         (q) there occurs any attachment, levy, execution or other judicial seizure of any portion of the Collateral, or any substantial portion of the other assets of any of the entities constituting the Borrower, which is not released, expunged, discharged or dismissed prior to the earlier of (i) twenty (20) days after such attachment, levy execution or seizure, or (ii) the sale of the assets affected thereby; or

         (r) any surety obligated for any Borrowing Base Collateral is called upon to perform its obligations, if such event could result in a Material Adverse Change, and/or any person demands funds pursuant to any "set-aside" letter or "cash in lieu of bond agreement" issued by Lender with respect to the Loan; or

         (s) there occurs, in Lender's reasonable judgment, a materially detrimental change in the operations or value of the Borrowing Base Collateral, including without limitation, a reduction in the sales prices from the projected offering prices for the Homes to such an extent that existing sales to date or continued sales at such price reductions, together with actual and anticipated disbursements of Loan funds, cause or will cause the Borrower to have insufficient funds to make required payments with respect to the Loan.

    The Event of Default specified in SUBSECTION (g) above is for purpose of cross default (and cross-collateralization pursuant to the Mortgage) only; nothing contained herein shall be construed as imposing as obligation upon Lender, or as evidencing Lender's intention, to make proceeds of the Related Loan available to Borrower for any other project. In addition, Borrower acknowledges and agrees that any Related Loan Documents shall provide or be amended to provide that a default under each such Related Loan Document shall be a default hereunder, and that a default under the Loan Documents shall be a default under Related Loan Documents.

    Borrower acknowledges and agrees that all material non-monetary defaults are conclusively deemed to be and are defaults which impair the security of the Mortgage, and that Lender shall be entitled to exercise any appropriate remedy, including without limitation, foreclosure of the Mortgage upon the occurrence of any such material non-monetary default.

    Section 7.2.   ACCELERATION.

    (a) Upon the occurrence of an Event of Default specified in SECTION 7.1(f), the Lender's commitment to fund the Loan shall terminate and the indebtedness evidenced by the Note shall and any other amounts payable under this Loan Agreement and the other Loan Documents shall immediately and automatically become due and payable, whereupon the Loan, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

    (b) Upon the occurrence of any other Event of Default, Lender may, at its option, by notice to Borrower, terminate its commitment to fund the Loan and declare the Loan, all interest thereon, and all other amounts payable under this Loan Agreement and the other Loan Documents to be due and payable, whereupon the Loan, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

    Section 7.3.   OTHER REMEDIES.  Upon the occurrence of any Event of
Default, Lender may, in addition to the remedy of acceleration specified in
SECTION 7.2, and in addition to any other remedies which Lender may have hereunder or under the Loan Documents or by law or in equity, at its option, but without prior notice or demand, take any or all of the following actions:

         (a) Immediately terminate any further advance of Loan funds hereunder, and from time to time apply all or any portion of the undisbursed Loan funds to payment of accrued interest under the Note and/or upon any other obligations of Borrower hereunder or under the Loan Documents. Lender may also withhold any one or more disbursements after an event or condition occurs that with notice or the passage of time could become an Event of Default, unless Borrower cures or corrects the event or condition to the reasonable satisfaction of Lender prior to the occurrence of an Event of Default.

         (b) Make any disbursements after the happening of any one or more Events of Default, without thereby waiving its right to demand payment of the Note and all other sums owing to Lender with respect to the Loan Documents or any other rights or remedies described herein, and without liability to make any other or further disbursements, notwithstanding Lender's previous exercise of any such rights and remedies.

         (c) Enter upon the Borrowing Base Collateral and take possession of the Borrowing Base Collateral, remove Borrower and all employees, contractors and agents of Borrower therefrom, and complete or attempt to complete construction of the Homes in accordance with the Plans and Specifications with such changes, additions or corrections therein as Lender may from time to time and in its judgment deem appropriate, and market, sell or lease the Borrowing Base Collateral, at the risk and expense of Borrower. Lender shall have the rights at any time to discontinue any work commenced by it in respect to the Homes or to change any course of action undertaken by it and not be bound by any limitations or requirements of time whether set forth herein or otherwise. Lender shall have the right and power (but shall not be obligated) to assume any construction contract made by or on behalf of Borrower in any way relating to the Borrowing Base Collateral and to take over and use all or any part of the labor, materials, supplies and equipment contracted for, by or on behalf of Borrower whether or not previously incorporated into the Borrowing Base Collateral, in the discretion of Lender. Lender may also modify or terminate any contractual arrangements, subject to its right at any time to discontinue any work without liability. If Lender chooses to complete the construction of the Homes, Lender shall not assume any liability to Borrower or any other person for completing them, or for the manner or quality of their construction, and Borrower expressly waives any such liability. In connection with any work of construction undertaken by Lender pursuant to the provisions of this SUBSECTION (c), Lender may do any of the following:

              (1) engage builders, contractors, subcontractors, architects, engineers, suppliers, inspectors, consultants and others for the purpose of furnishing labor, materials, equipment and other services in connection with the work of construction, for the protection or clearance of title to the Borrowing Base Collateral, or for the protection of Lender's interest with respect thereto;

              (2) pay, settle or compromise all bills or claims which may become liens against the Borrowing Base Collateral or which have been or may be incurred in any manner in connection with completing construction of the Homes or for the protection or clearance of title to the Borrowing Base Collateral, or for the protection of Lender's interests with respect thereto;

              (3) prosecute and defend all actions and proceedings in connection with the Borrowing Base Collateral;

              (4) execute, acknowledge and deliver all other instruments and documents in the name of Borrower that are necessary or desirable, to exercise Borrower's rights under contracts concerning the Borrowing Base Collateral; and

              (5) take such other action, including the employment of security personnel to protect the Borrowing Base Collateral, or refrain from taking action under this Loan Agreement as Lender may in its discretion determine from time to time.

    Until such time, if ever, that Lender acquires title to the Borrowing Base Collateral, Borrower shall be liable to Lender for sums paid or incurred for completing the construction of the Homes, whether the same shall be paid or incurred pursuant to the provisions of this Section or otherwise, and all payments made or liabilities incurred by Lender hereunder of any kind whatsoever shall be paid by Borrower to Lender upon demand with interest at the rate set forth in the Note, and all of the foregoing shall be deemed and shall constitute disbursements under this Loan Agreement and be secured by the Loan Documents. For the purpose of carrying out the provisions and excercising the rights, powers and privileges granted by this SUBSECTION (c), Borrower hereby unconditionally and irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact to enter into such contracts, perform such acts and incur such liabilities as are referred to in said Section in the name and on behalf of Borrower. This Power of attorney is coupled with an interest.

         (d) Where substantial deviations from the Plans and Specifications appear which have not been approved as set forth herein, or where defective or unworkmanlike labor or materials are being used in the construction of the Homes, or upon receipt of knowledge of encroachments to which there has been no consent, or if Lender determines that the Homes are not being constructed in accordance with any governmental requirements or any covenants, conditions, restrictions, agreements or other matters, whether or not of record, affecting the condition of title to the Borrowing Base Collateral, Lender shall have the right to immediately order stoppage of the construction with respect to the affected portion of the Borrowing Base Collateral and demand that such conditions be corrected. After issuance of such an order in writing, no further work shall be done on that portion of the Homes where there is a substantial deviation from the Plans and Specifications which has not been approved as set forth herein, where there is defective or unworkmanlike labor or materials, or which does not comply with governmental requirements or matters affecting title to the Borrowing Base Collateral, without the prior written consent of Lender, which consent shall not be unreasonably withheld, unless and until said condition has been fully corrected.

         (e) Foreclose on any security for the Loan without waiving its rights to proceed against any other security or other entities or individuals directly or indirectly responsible for repayment of the Loan, or waive any and all security for the Loan as Lender may in its discretion so determine, and pursue any such other remedy or remedies as Lender may so determine to be in its best interest.

         (f) If Lender spends its funds in exercising or enforcing any of its rights or remedies under the Loan Documents, the amount of funds spent shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note, from the date such funds were spent until repaid. Such amounts shall be deemed secured by the Mortgage and the other Loan Documents.

    Section 7.4.   GENERAL PROVISIONS APPLICABLE TO REMEDIES.

    (a) Whether or not Lender elects to employ any or all of the remedies available to it in connection with an Event of Default, Lender shall not be liable for (i) the construction of or failure to construct, complete or protect the Homes, (ii) the payment of any expense incurred in connection with the exercise of any remedy available to Lender or the construction or completion of the Homes, or (iii) the performance or non-performance of any other obligation of Borrower.

    (b) All remedies of Lender provided for herein and in any other Loan Document are cumulative and shall be in addition to all other rights and remedies provided by law or in equity. The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of default hereunder, under any other Loan Documents or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any of its rights hereunder, under any other Loan Documents unless, in the exercise of its rights, Lender realizes amounts owed to it under such Loan Documents. If Lender exercises any of the rights or remedies provided in this ARTICLE VII, that exercise shall not make Lender, or cause Lender to be deemed to be, a partner or joint venturer of Borrower. No disbursement of Loan funds by Lender shall cure any default of Borrower, unless Lender agrees otherwise in writing in each instance.

    (c) Upon the occurrence of any Event of Default, all of Borrower's obligations under the Loan Documents may become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, at Lender's option, exercisable in its sole discretion. If such acceleration occurs, Lender may apply the undisbursed Loan funds to the obligations of Borrower under the Loan Documents, in any order and proportions that Lender in its sole discretion may choose.

    Section 7.5. AUTHORIZATION TO APPLY ASSETS TO PAYMENT OF LOAN. The Borrower hereby authorizes the Lender, following the occurrence of an Event of Default, without notice or demand, to apply any property, balances, credits, accounts or moneys of the Borrower or any Affiliate of the Borrower then in the possession of Lender, or standing to the credit of the Borrower or any Affiliate of the Borrower to the payment of the Loan.

                                 ARTICLE VIII
                                 MISCELLANEOUS

     Section 8.1. SUCCESSORS AND ASSIGNS; NO ASSIGNMENT BY BORROWER. The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that Borrower may not assign or transfer any of its rights or obligations under this Loan Agreement or any of the other Loan Documents without the prior written consent of Lender, which consent may be granted or withheld in Lender's sole discretion.

     Section 8.2. Notice. All notices, request and demands to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means:

               (a) personal delivery;

               (b) reputable overnight courier service;

               (c) electronic communications, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first class mail, return receipt requested);

               (d) registered or certified, first class mail, return receipt requested.

Any notice, demand or request sent pursuant to SUBSECTION (a) OR (c) hereof shall be deemed received upon such personal delivery or upon dispatch by electronic means, and if sent pursuant to SUBSECTION (d) shall be deemed received three (3) days following deposit in the mail, and if sent pursuant to SUBSECTION (b) shall be deemed received on the next Business Day following delivery to the courier service.

     The addresses for notices are as follows:

          To Lender:   Residential Funding Corporation
                       8400 Normandale Lake Boulevard
                       Suite 600
                       Minneapolis, Minnesota 55437
                       Attention: Managing Director
                                  Construction Finance
                       Telephone No.: (612) 832-7435
                       Telecopier No.: (612) 832-7254

          With
          a copy to:   Residential Funding Corporation
                       8400 Normandale Lake Boulevard
                       Suite 600
                       Minneapolis, Minnesota 55437
                       Attention: General Counsel
                       Telephone No.: (612) 832-7415
                       Telecopier No.: (612) 832-7190

          To Borrower: United Homes, Inc.
                       2100 Golf Road, Suite 110
                       Rolling Meadows, Illinois 60008-4220
                       Attention: Edward F. Havlik, President
                       Telephone No.: (847) 427-2450
                       Telecopier No.: (847) 427-2450

          With
          copies to:   United Homes, Inc.
                       2100 Golf Road, Suite 110
                       Rolling Meadows, Illinois 60008-4220
                       Attention: William J. Crock, Jr., Vice-President
                                  David Feltman, In-House Counsel
                       Telephone No.: (847) 427-2450
                       Telecopier No.: (847) 427-2450

Such addresses may be changed by notice to the other parties given in the same manner as provided above.

     Section 8.3. CHANGES, WAIVERS, DISCHARGE AND MODIFICATIONS IN WRITING. No provision of this Loan Agreement or any of the other Loan Documents may be changed, waived, discharged or modified except by an instrument in writing signed by the Lender and the party against whom enforcement of the change, waiver, discharge or modification is sought.

     Section 8.4. NO WAIVER; REMEDIES CUMULATIVE. No disbursement of proceeds of the Loan shall constitute a waiver of any conditions to Lender's obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such conditions, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to constitute an Event of Default (however described) under this Loan Agreement or any other Loan Document. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under this Loan Agreement or any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any Event of Default (however described) or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof, or of any other right, power or privilege. Except as specifically provided herein, all rights and remedies existing under this Loan Agreement or any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

     Section 8.5. COSTS, EXPENSES AND TAXES. Borrower agrees to pay the costs, and all expenses incurred by Lender in connection with the preparation, execution , delivery, administration, modification and amendment of this Loan Agreement, the other Loan Documents and any other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities under this Loan Agreement and the other Loan Documents.

     Borrower further agrees to pay all costs and expenses of Lender (including, without limitation, reasonable counsel fees and expenses, court costs and all other litigation expenses, including, but not limited to, reasonable expert witness fees, document copying expenses, exhibit preparation, courier expenses, postage expenses and communication expense) in connection with the enforcement of this Loan Agreement, the other Loan Documents and any other documents delivered hereunder, including, without limitation, costs and expenses incurred in connection with any bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceeding, or any refinancing or restructuring in the nature of a "workout" of the Loan Documents and any other documents delivered by Borrower related thereto. In addition, Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Loan Agreement, the other Loan Documents and the other documents to be delivered hereunder, and agrees to hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     Whenever Borrower is obligated to pay or reimburse Lender for any attorney's fees, those fees shall include the allocated costs for services of Lender's in-house counsel.

     Payments from the Borrower of amounts due pursuant to this SECTION 8.5 shall be due ten (10) days after it has received from the Lender written notice of the nature of the item for which payment is required and the amount due, other than amounts due pursuant to the last sentence of the previous paragraph which amounts shall be due on demand.

     Section 8.6. DISCLAIMER BY LENDER; NO JOINT VENTURE. Borrower acknowledges, understands and agrees as follows:

               (a) the relationship between Borrower and Lender is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility for or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of the quality, adequacy or suitability of any matter or thing submitted to Lender for its approval;

               (b) Lender owes no duty of care to protect Borrower or any other Person against negligent, faulty, inadequate or defective building or construction; and

               (c) Borrower is not and shall not be an agent of Lender for any purpose and Lender is not a joint venture partner with Borrower in any manner whatsoever.

Any approvals granted by Lender for any matters covered under this Loan Agreement shall be narrowly construed to cover only the parties and facts identified in any such approval.

     Section 8.7. INDEMNIFICATION. Borrower agrees to protect, indemnify, defend and hold harmless each Indemnified Party from and against any and all claims (including, without limitation, Hazardous Materials Claims), damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses (including, without limitation, reasonable fees and expenses of counsel and consultants and allocated costs of internal counsel) that may be incurred by or asserted against any Indemnified Party, in each case arising out of or in connection with or related to any of the following:

               (a) the Loan, this Loan Agreement or any other Loan Document,

               (b) the use of funds advanced under the Loan Documents,

               (c) the failure of Borrower or any other party (other than Lender) to comply fully with any and all laws applicable to it (including, without limitation, Hazardous Materials Laws), or

               (d) any use, handling, production, transportation, disposal or storage of any Hazardous Materials in, under or on any of the Borrowing Base Collateral or any part thereof by any Person, including, without limitation,

                   (1) all damages directly or indirectly arising out of (A) the use, generation, storage, discharge or disposal of Hazardous Materials by any owner or operator of said property or any Person or or about said property, or (B) any residual contamination affecting any natural resource or the environment, and

                   (2) the costs of any required or necessary repair, cleanup, or detoxification of said property and the preparation of any closure or other required plans,

whether or not an Indemnified Party is a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claims, damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, obligations, penalties, disbursements and expenses are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the negligence of willful misconduct of the Indemnified Party.

     Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
SECTION 8.7 shall (i) survive the termination of this Loan Agreement and the other Loan Documents and the payment in full of the Loan and (ii) be in addition to the indemnification obligations contained in the Environmental Indemnity; provided however that with respect to the indemnification contained in this SECTION 8.7 relating to Hazardous Materials Claims, in the event the provisions of this SECTION 8.7 conflict with the provisions of the Environmental Indemnity, the provisions of the Environmental Indemnity shall control.

     Section 8.8. CONSULTANTS. Borrower shall pay any and all valid claims of any consultants, advisors, brokers or agents whom it has retained or with whom it has initiated contact with respect to the Loan who claims a right to any fees in connection with the Loan, and shall indemnify, defend and hold Lender harmless from such claims, whether or not they are valid.

     Section 8.9. GOVERNING LAW. This Loan Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     Section 8.10. TITLES AND HEADINGS. The titles and headings of sections of this Loan Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provisions of this Loan Agreement.

     Section 8.11. COUNTERPARTS. This Loan Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page.

     Section 8.12. PARTICIPATIONS. Lender may at any time sell, assign, grant or transfer to a Participant participations in all or part of the obligations of Borrower under the Loan Documents. Lender agrees that, in the event that it sells, assigns, grants or transfers to any Person all or a portion of its interest in the Loan, (i) Lender will retain such rights as allow it to remain, and will in fact remain, the primary contact party with Borrower with regard to administrative and servicing of the Loan, unless the Borrower otherwise agrees and (ii) Lender will obtain from such Participant its agreement to keep confidential information Participant receives relating to Borrower, the form and substance of which such agreement of Participant need only be satisfactory to Lender in the exercise of its reasonable discretion. Without limitation of the exclusive right of Lender to enforce such obligations, Borrower agrees that each disposition will give rise to a debtor-creditor relationship of Borrower to the Participant, and Borrower authorizes each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, bankers' lien, or otherwise, against any assets of Borrower which may be in the hands of such Participant; provided however that the preceding clauses of this sentence shall not be construed to give to any Participant any rights which are in addition to the rights such Participant would derive from the participation arrangement between Lender and Participant. Borrower authorizes Lender to disclose to any prospective Participant any and all information in Lender's possession concerning Borrower, this Loan Agreement and the other Loan documents or the Collateral. The Lender shall obtain from every Participant its covenant to comply with the terms of SECTION 8.13 hereof.

     Section 8.13. CONFIDENTIALITY. Borrower and Lender shall mutually agree on the contents of any press release, public announcement or other public disclosure regarding this Loan Agreement and the transaction contemplated hereunder to be made following the mutual execution and delivery of this Loan Agreement, provided that Lender may disclose the terms hereof and give copies of the Loan Documents to assignees and Participants and to prospective assignees and Participants. If either party fails to respond to the other party in writing with either an approval or a disapproval within five (5) Business Days of a party's receipt of the other party's request for consent or approval as expressly contemplated pursuant to this SECTION 8.13, which request shall have been sent to the other party's notice addressees in the manner set forth in SECTION 8.2, then such consent or approval shall be deemed to have been given, provided that such five (5) Business Day period shall not commence to run unless and until the other party shall have received all informatioN, materials, documents and other matters required to be submitted to it hereunder with respect to such consent or approval and all other information, materials, documents and other matters reasonably essential to its decision process.

     Section 8.14. TIME IS OF THE ESSENCE. Time if of the essence of this Loan Agreement.

     Section 8.15. NO THIRD PARTIES BENEFITTED. This Loan Agreement is made and entered into for the sole protection and legal benefit of Borrower, Lender, Indemnified Parties and the Participants and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Loan Agreement or any of the other Loan Documents. Lender shall not have any obligation to any Person not a party to this Loan Agreement or the other Loan Documents.

     Section 8.16. SEVERABILITY. The illegality or unenforceability of any provision of its Loan Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Loan Agreement or any instrument or agreement required hereunder.

     Section 8.17. JURISDICTION. Any legal action or proceeding with respect to this Loan Agreement or any of the other Loan Documents may be brought in the courts of the State of Illinois or of the United States for the District of Illinois, and by execution and delivery of this Loan Agreement, each of Borrower and Lender consents, for itself and in respect of its property, to the jurisdiction of those courts. Each of Borrower and Lender irrevocable waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Loan Agreement or any document related hereto. Service of any summons, complaint or other process may be made upon Borrower and/or Lender by any means permitted by Illinois law. Nothing in this SECTION 8.17 shall affect the right of Lender to serve legal process in any other manner permitted by law or limit the right of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

     Section 8.18. WAIVER OF JURY TRIAL. BORROWER AND LENDER WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR

THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISIONS HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS
LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     Section 8.19. INTERPRETATION. This Loan Agreement and the other Loan Documents shall not be construed against Lender merely because of Lender's involvement in the preparation of such documents and agreements.

     Section 8.20. ENTIRE AGREEMENT. This Loan Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among Borrower and Lender and supersedes all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof except for any prior arrangements made with respect to the payment of Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Lender.

     Section 8.21. RELATED LOAN. The Borrower specifically acknowledges that this Loan is cross defaulted and cross collateralized with the Related Loan and the Related Loan Documents. Notwithstanding such fact, nothing contained herein shall be construed as imposing an obligation upon Lender, or as evidencing Lender's intention, to make proceeds of the Related Loan available to Borrower for any other project. In addition, Borrower acknowledges and agrees, upon the request of the Lender, to amend any existing Related Loan Documents to specifically provide that a default under each such Related Loan Document shall be a default hereunder, and that a default under the Loan Documents shall be a default under Related Loan Documents.

     IN WITNESS WHEREOF, Lender and Borrower have caused this Loan Agreement to be duly executed and delivered as of the date first above written.

                                       LENDER:

                                       RESIDENTIAL FUNDING CORPORATION,
                                       a Delaware corporation

                                       By:
                                          -------------------------------------
                                       Printed Name:
                                                    ---------------------------
                                       Title:
                                            -----------------------------------


                                       BORROWER:

                                       UNITED HOMES, INC.,
                                       an Illinois corporation

                                       By:  /s/ William J. Crock, Jr.
                                          -------------------------------------
                                       Printed Name:  William J. Crock, Jr.
                                                    ---------------------------
                                       Title:  Secretary
                                            -----------------------------------


                                       UNITED HOMES, INC.,
                                       an Arizona corporation

                                       By:  /s/ William J. Crock, Jr.
                                          -------------------------------------
                                       Printed Name:  William J. Crock, Jr.
                                                    ---------------------------
                                       Title:  Assistant Secretary
                                            -----------------------------------

                                       UNITED HOMES OF ILLINOIS, INC.,
                                       an Illinois corporation

                                       By:  /s/ William J. Crock, Jr.
                                          -------------------------------------
                                       Printed Name:  William J. Crock, Jr.
                                                    ---------------------------
                                       Title:  Secretary
                                            -----------------------------------


                                       UNITED HOMES OF MICHIGAN, INC.,
                                       a Michigan corporation

                                       By:  /s/ William J. Crock, Jr.
                                          -------------------------------------
                                       Printed Name:  William J. Crock, Jr.
                                                    ---------------------------
                                       Title:  Assistant Secretary
                                            -----------------------------------

                          EXHIBIT A TO LOAN AGREEMENT
                CONDITIONS TO OBLIGATION OF LENDER TO MAKE LOAN

     The obligation of the Lender to make the Loan is conditioned upon the Lender having received, in form and substance satisfactory to Lender, each of the following:

          1.   The Loan Documents duly authorized and executed by Borrower.

          2. Evidence that the Security Documents have been recorded and/or filed in or with the appropriate county recorder of the counties in which the Land is located and with the Secretary of the State of Illinois.

          3. Evidence satisfactory to the Lender that the Title Company is obligated to issue to the Lender the Title Policy, in the form of the "proforma" title policies previously approved by Lender.

          4. Such financial statements, budgets, reports, studies, data and information concerning the Approved Projects set forth in EXHIBIT D as Lender shall require.

          5. A favorable opinion from counsel for Borrower with respect to the following:

          (a) United Homes and United Illinois are each duly organized, validly existing and in good standing as corporations under the laws of the State of Illinois. United Arizona is duly organized, validly existing and in good standing as a corporation under the laws of the State of Arizona. United Michigan is duly organized, validly existing and in good standing as a corporation under the laws of the State of Michigan. Each of United Homes, United Arizona, United Illinois and United Michigan is each duly qualified to do business and is in good standing in every jurisdiction where its business or properties require such qualification and has all requisite power and authority to own and operate its properties and to carry on its business as now conducted.

          (b) Each of the entities comprising the Borrower has the power and authority to execute and deliver, and perform its obligations under, the Loan Documents.

          (c) The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary action and do not and will not (i) contravene the charter documents of any of the entities comprising the Borrower; (ii) contravene any law, rule or regulation or, to such counsel's knowledge, any order, writ, judgment, injunction or decree or any contractual restriction binding on or affecting any of the entities comprising the Borrower; (iii) require any approval or consent of any partner or any other Person other than approvals or consents which have been previously obtained and disclosed in writing to Lender; (iv) to such counsel's actual knowledge, result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any of the entities comprising the Borrower is a party or by which any such entity or its properties may be bound or affected; or (v) to such counsel's actual knowledge, result in, or require the creation or imposition of, any lien of any nature (other than the liens contemplated hereby) upon or with respect to any of the properties now owned or hereafter acquired by any of the entities comprising the Borrower; and, to such counsel's knowledge, none of such entities is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree or contractual restriction or any such indenture, agreement, lease or instrument.

          (d) The Loan Documents have been duly executed and delivered and constitute the legal, valid and binding obligations of each of the entities comprising the Borrower, enforceable in accordance with their respective terms.

          (e) To such counsel's knowledge, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any of the entities comprising the Borrower of the Loan Documents or any other document executed pursuant thereto or in connection therewith.

          (f) To such counsel's actual knowledge, there is no pending or threatened action, suit, proceeding or arbitration against or affecting any of the entities comprising the Borrower or any of their Affiliates before any court, governmental agency or arbitrator which, if adversely determined, would result in a Material Adverse Change.

          (g) The amounts received or to be received by Lender under the Note and the other Loan Documents shall not constitute usurious or otherwise unlawful interest;

          (h) The steps necessary to perfect the security interests granted pursuant to the Security Documents under applicable law.

          (i)  Such other opinions as Lender shall request.

     6. Copies of the Articles of Incorporation, By-Laws and a Certificate of Good Standing for each of United Homes, United Arizona, United Illinois and United Michigan.

     7. Copies of the resolutions adopted by each of United Homes, United Arizona, United Illinois and United Michigan authorizing the Borrower to obligate itself with respect to the Loan and authorizing certain officers to execute and deliver this Loan Agreement and the other Loan Documents.

     8. Payment of costs and expenses incurred by Lender, including, without limitation, the fees and costs of its in-house and outside legal counsel, in connection with the preparation, execution, delivery and recordation/filing of the Loan Documents.

                          EXHIBIT B TO LOAN AGREEMENT

                              PROJECT REQUIREMENTS


-------------------------------------------------------------------------------
GEOGRAPHIC REGION   All Approved Projects shall be located in the Chicago or
                    Phoenix metropolitan areas or in western Michigan.
-------------------------------------------------------------------------------
ENTITLEMENTS        All Approved Projects shall be suitable for and
                    substantially entitled for the construction of Homes.
-------------------------------------------------------------------------------
SALES PRICES        The base sales prices (without the inclusion of options
                    or lot premiums) for the Units shall not exceed $350,000
-------------------------------------------------------------------------------
HOMES               The Homes shall be "for sale" single family residences or
                    attached town homes or condominiums; rental units may not
                    be included as a "Approved Project".

-------------------------------------------------------------------------------

                          EXHIBIT C TO LOAN AGREEMENT

                         PROJECT UNDERWRITING DOCUMENTS


A.    GENERAL PROJECT INFORMATION:

      1.    Summary description of proposed project.
      2.    Purchase contract for Land or Lots.
      3.    Project profitability summary.
      4.    Source and use of funds statement.
      5. Cash flow analysis, which shall include the proposed Budget (including a line item cost breakdown and breakdown between costs of acquisition of the Lots and hard construction costs for each floor plan) and the proposed construction progress schedule.
      6. Market report or appraisal supporting absorption rates and information on the various model types of the Homes.
      7. Appraisal Report(s) setting forth (i) a value for each Lot within the proposed project and (ii) a value for floor plan of Home to be included within the proposed project.
      8.    The plat relating to such project.
      9.    Commitment for the Title Policy, or title report.
      10.   Certificates of insurance.

B.    CONSTRUCTION INFORMATION AND DOCUMENTS:

      1.    Site plan.
      2.    Evidence of site plan approval and proper zoning.
      3. Plans and Specifications and renderings/elevations of Plans and Specifications.
      4.    ALTA survey.
      5.    Phase I environmental report.
      6.    Soils report.
      7.    Letters regarding utility availability.
      8.    Proof of entitlement.
      9.    Building permits.

C.    PROJECT LEGAL DOCUMENTS

      1.    Proposed or recorded covenants, conditions and restrictions.
      2. If a condominium, a copy of the homeowner's association articles of incorporation, by-laws and budget.

                          EXHIBIT D TO LOAN AGREEMENT

                              APPROVED PROJECTS

-------------------------------------------------------------------------------
NAME OF PROJECT              # UNITS       COUNTY
-------------------------------------------------------------------------------
ARIZONA
-------------------------------------------------------------------------------
Altezza                                    Maricopa
-------------------------------------------------------------------------------
Desert Wind                                Maricopa
-------------------------------------------------------------------------------
Red Dog Ranch                              Maricopa
-------------------------------------------------------------------------------

ILLINOIS
-------------------------------------------------------------------------------
Royal Hill                                 McHenry
-------------------------------------------------------------------------------
Sienna Pointe                              McHenry
-------------------------------------------------------------------------------

MICHIGAN
-------------------------------------------------------------------------------
Bayberry -- Multifamily                    Kent
-------------------------------------------------------------------------------
Bayberry -- Single Family                  Kent
-------------------------------------------------------------------------------
Woodside -- Multifamily                    Ottawa
-------------------------------------------------------------------------------
Woodside -- Single Family                  Ottawa
-------------------------------------------------------------------------------

                          EXHIBIT E TO LOAN AGREEMENT

                           FORM OF PROJECT COMMITMENT

                               PROJECT COMMITMENT

[DATE]

United Homes, Inc.
2100 Golf Road, Suite 110
Rolling Meadows, Illinois 60008-4220
Attention:  Edward F. Havlik, President
            William J. Crock, Jr., Vice-President
            David Feltman, In-House Counsel

Gentlemen:

     In accordance with and subject to the terms and conditions of the Loan Agreement dated as of March 14, 1997 (the "Loan Agreement") between Residential Funding Corporation, a Delaware corporation (the "Lender") and United Homes, Inc., an Illinois corporation, United Homes, Inc., an Arizona corporation, United Homes of Illinois, Inc., an Illinois corporation and United Homes of Michigan, Inc., a Michigan corporation, the Lender is pleased to confirm that the Lender agrees that the project specified below has been approved as an Approved Project, and that Lots and Units within such Approved Project may be pledged to Lender to become part of the Borrowing Base Collateral.

     Capitalized terms used herein shall have the meanings assigned those terms in the Loan Agreement.


-------------------------------------------------------------------------------
APPROVED PROJECT                      [name]
-------------------------------------------------------------------------------
NUMBER OF UNITS WITHIN APPROVED       NUMBER PREVIOUSLY ACQUIRED:
PROJECT                               NUMBER TO BE ACQUIRED:
                                      TOTAL:                            -------
                                                                        -------
-------------------------------------------------------------------------------
TYPE OF HOUSING PRODUCT               [single family residences / attached town
                                       homes or condominiums]
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
WINTER CONSTRUCTION PROGRAM           [specify whether (i) not applicable or
                                       (ii) the terms and conditions applicable
                                       to the Approved Project and the length of
                                       time such terms and conditions are
                                       applicable]
-------------------------------------------------------------------------------
PERMITTED MODEL UNITS IN THIS
PROJECT                               five (5)
-------------------------------------------------------------------------------
AGGREGATE NUMBER OF PERMITTED
MODEL UNITS AND SPEC UNITS IN
THIS PROJECT                          ten (10)
-------------------------------------------------------------------------------
PERMITTED VACANT LOTS IN THIS
PROJECT                               twenty (20)
-------------------------------------------------------------------------------
VALUES FOR SPEC UNITS                 [specify values agreed upon between Lender
                                       and Borrower]
-------------------------------------------------------------------------------
VALUES FOR MODEL UNITS                [specify values agreed upon between Lender
                                       and Borrower]
-------------------------------------------------------------------------------
PROJECTS NOT FINANCED WITH            [specify values agreed upon between Lender
PROCEEDS OF THE RELATED LOAN:          and Borrower OR the releases prices, as
DETERMINED AMOUNT PER LOT              applicable]
-------------------------------------------------------------------------------
PROJECTS FINANCED WITH PROCEEDS       [specify release price]
OF THE RELATED LOAN: RELEASE
PRICE PER LOT
-------------------------------------------------------------------------------
ADDITIONAL AMOUNTS WHICH MAY          [specify amounts and to whom OR not
BE NETTED FROM SALES PROCEEDS          applicable]
TO DETERMINE "NET SALES
PROCEEDS"
-------------------------------------------------------------------------------
ADDITIONAL REQUIREMENTS               [specify additional requirements, if any]
-------------------------------------------------------------------------------
EXCEPTIONS FROM PROJECT               [specify exceptions, if any]
REQUIREMENTS OR BORROWING
BASE COLLATERAL REQUIREMENTS
-------------------------------------------------------------------------------

     By its acceptance of this Project Commitment Borrower hereby represents, warrants and certifies to Lender as follows:

          (a) No Event of Default or Potential Default presently exists under the Loan Agreement or any other Loan Document.

          (b) Except as has been otherwise disclosed to Lender in writing, all of the representations and warranties of Borrower under the Loan Agreement and the other Loan Documents are hereby remade and restated.

          (c)  With respect to the Loan and the Approved Project:

               (i) the Borrower has satisfied all conditions precedent to the funding of Loan and the approval of the Approved Project as set forth in the Loan Documents;

               (ii)    the Loan Documents are in full force and effect;

               (iii) the Loan is, and upon the pledge of property within the Approved Project will be, secured by a first priority lien on the Borrowing Base Collateral and by liens on the other Collateral described in the Loan Documents, subject only to Permitted Exceptions;

               (iv) all contractors, subcontractors, vendors, materialmen and other Persons entitled to payment with respect to the Borrowing Base Collateral within the Approved Project, have been paid or will be paid, subject to retainage, with the proceeds of the Loan.

          (d) All insurance required to be maintained by Borrower, including insurance with respect to the Approved Project, is in full force in effect, of the types, in the amounts and issued by insurers as previously approved by Lender.

                                       Sincerely,

                                       RESIDENTIAL FUNDING CORPORATION

                                       By:
                                          -------------------------------------
                                       Printed Name:
                                                    ---------------------------
                                       Title:
                                             ----------------------------------


                                       TERMS ACCEPTED:

                                       UNITED HOMES, INC.,
                                       an Illinois corporation

                                       By:
                                          -------------------------------------
                                       Printed Name:
                                                    ---------------------------
                                       Title:
                                             ----------------------------------


                                       UNITED HOMES, INC.,
                                       an Arizona corporation

                                       By:
                                          -------------------------------------
                                       Printed Name:
                                                    ---------------------------
                                       Title:
                                             ----------------------------------


                                       UNITED HOMES OF ILLINOIS, INC.,
                                       an Illinois corporation

                                       By:
                                          -------------------------------------
                                       Printed Name:
                                                    ---------------------------
                                       Title:
                                             ----------------------------------

                                       UNITED HOMES OF MICHIGAN, INC.,
                                       a Michigan corporation

                                       By:
                                          -------------------------------------
                                       Printed Name:
                                                    ---------------------------
                                       Title:
                                             ----------------------------------

                           EXHIBIT F TO LOAN AGREEMENT

                      BORROWING BASE COLLATERAL REQUIREMENTS




   ----------------------------------------------------------------------------
  |  MODEL UNITS PER      |    The number of Model Units which may be pledged  |
  |  APPROVED PROJECT     |    as Borrowing Base Collateral is limited to 5    |
  |                       |    Model Units per Approved Project.               |
  |-----------------------|----------------------------------------------------|
  |  MODEL UNITS AND      |    The number of Model Units, together with the    |
  |  SPEC UNITS PER       |    number of Spec Units, is limited to 10 such     |
  |  APPROVED PROJECT     |    Units per Approved Project.                     |
  |-----------------------|----------------------------------------------------|
  |  MODEL UNITS AND      |    Subject to the terms of SECTION 3.2(d),         |
  |  SPEC UNITS WITHIN    |    relating to winter construction programs, the   |
  |  THE BORROWING        |    ratio of (i) the number of Sold Units pledged   |
  |  BASE COLLATERAL      |    as Borrowing Base Collateral, to (ii) the       |
  |                       |    number of Model Units plus Spec Units pledged   |
  |                       |    as Borrowing Base Collateral shall not be       |
  |                       |    less than 2:1.                                  |
  |-----------------------|----------------------------------------------------|
  |  ATTACHED HOUSING     |    At least 50% of the Units in each building      |
  |                       |    located in an Approved Project which contains   |
  |                       |    "attached" housing shall be Sold Units.         |
  |-----------------------|----------------------------------------------------|
  |  VACANT LOTS          |    The number of Vacant Lots which may be pledged  |
  |                       |    as Borrowing Base Collateral is limited to      |
  |                       |    (i) 20 Vacant Lots per Approved Project, (ii)   |
  |                       |    50 Vacant Lots in the Phoenix and Grand         |
  |                       |    Rapids, Michigan metropolitan areas, on a       |
  |                       |    combined basis, (iii) 100 Vacant Lots in the    |
  |                       |    Chicago metropolitan area and (iv) that         |
  |                       |    number which will result in the aggregate of    |
  |                       |    the Vacant Lot Amounts not exceeding the        |
  |                       |    lesser of (1) 25% of the Borrowing Base Amount  |
  |                       |    or (2) $2,500,000.                              |
   ----------------------------------------------------------------------------

                            EXHIBIT G TO LOAN AGREEMENT

                         FORM OF REQUEST TO ADD COLLATERAL

                            REQUEST TO ADD COLLATERAL


DATE:  ____________________, 199___

RESIDENTIAL FUNDING CORPORATION                  CHICAGO TITLE INSURANCE COMPANY
8400 NORMANDALE BOULEVARD                        _______________________________
SUITE 600                                        SUITE ________
MINNEAPOLIS, MINNESOTA 55437                     _______________________________
ATTENTION:  DIRECTOR OF OPERATIONS,              ATTENTION:_____________________
            CONSTRUCTION FINANCE
            ASSOCIATE COUNSEL, CONSTRUCTION FINANCE


RE:  UNITED HOMES, INC.

     PURSUANT TO THE TERMS AND CONDITIONS OF THE LOAN AGREEMENT DATED AS OF MARCH 14, 1997 BETWEEN UNITED HOMES, INC., AN ILLINOIS CORPORATION, UNITED HOMES, INC., AN ARIZONA CORPORATION, UNITED HOMES OF ILLINOIS, INC., AN ILLINOIS CORPORATION AND UNITED HOMES OF MICHIGAN, INC., A MICHIGAN CORPORATION AND RESIDENTIAL FUNDING CORPORATION, A DELAWARE CORPORATION, PLEASE ACCEPT THIS LETTER AS A REQUEST TO ALLOW THE ADDITIONAL LOTS AND/OR ADDITIONAL UNITS DESCRIBED BELOW TO BE ADDED AS PART OF THE BORROWING BASE
COLLATERAL:


  ------------------------------------------------------------------------------------------------------------------------------
 |              |                        DESCRIPTION OF ADDITIONAL COLLATERAL                                                   |
 |--------------|---------------------------------------------------------------------------------------------------------------|
 |              |                            |         |        | BLOCK/   |     TYPE OF     |          |  SALES  |   CLOSING   |
 |   PROJECT    | COMPLETE PROPERTY ADDRESS  |  PHASE  |  LOT   | SECTION  |  COLLATERAL(1)  |  SELLER  |  PRICE  |     DATE    |
 |--------------|----------------------------|---------|--------|----------|-----------------|----------|---------|-------------|
 |              |                            |         |        |          |                 |          |         |             |
 |--------------|----------------------------|---------|--------|----------|-----------------|----------|---------|-------------|
 |              |                            |         |        |          |                 |          |         |             |
 |--------------|----------------------------|---------|--------|----------|-----------------|----------|---------|-------------|
 |              |                            |         |        |          |                 |          |         |             |
 |--------------|----------------------------|---------|--------|----------|-----------------|----------|---------|-------------|
 |              |                            |         |        |          |                 |          |         |             |
 |--------------|----------------------------|---------|--------|----------|-----------------|----------|---------|-------------|
 |              |                            |         |        |          |                 |          |         |             |
 |-------------------------------------------------------------------------|-----------------|----------|---------|-------------|
 | (1) Vacant Lot, Sold Unit, Spec Unit or Model Unit                      |                 |          |         |             |
  ------------------------------------------------------------------------------------------------------------------------------







  -------------------------------------------------------------------------------------------------------
 |  TITLE COMPANY:   Chicago Title    |   ADDRESS:                                                       |
 |              Insurance Company     |                                                                  |
 |------------------------------------|------------------------------------------------------------------|
 |  ESCROW OFFICER:                   |   PHONE #:                 |   FAX #:                            |
 |                                    |                            |                                     |
 |------------------------------------|----------------------------|-------------------------------------|
 |  TITLE OFFICER:                    |   PHONE #:                 |   FAX #:                            |
 |                                    |                            |                                     |
  -------------------------------------------------------------------------------------------------------



     PLEASE CONTACT ________________________ IN OUR OFFICE AT (____) ___________
     FOR FURTHER INFORMATION WITH REGARD TO THIS REQUEST TO ADD COLLATERAL.

                               EXHIBIT H TO LOAN AGREEMENT

                                   STAGED DRAW SCHEDULE



                     ------------------------------------------------
                    |                     MICHIGAN                   |
                    |------------------------------------------------|
                    |  STAGE  |           CATEGORY          |     %  |
                    |---------|-----------------------------|--------|
                    | 1       |  Permits                    |   15   |
                    |---------|-----------------------------|--------|
                    | 2       |  Foundation                 |   35   |
                    |---------|-----------------------------|--------|
                    | 3       |  Subfloor                   |   40   |
                    |---------|-----------------------------|--------|
                    | 4       |  Trusses                    |   50   |
                    |---------|-----------------------------|--------|
                    | 5       |  Framing                    |   60   |
                    |---------|-----------------------------|--------|
                    | 6       |  Roofing                    |   65   |
                    |---------|-----------------------------|--------|
                    | 7       |  Mechanical                 |   75   |
                    |---------|-----------------------------|--------|
                    | 8       |  Drywall                    |   85   |
                    |---------|-----------------------------|--------|
                    | 9       |  Carpentry                  |   90   |
                    |---------|-----------------------------|--------|
                    | 10      |  Flooring                   |   95   |
                    |---------|-----------------------------|--------|
                    | 11      |  Final Inspection           |   100  |
                     ------------------------------------------------

                     ------------------------------------------------
                    |             ARIZONA AND ILLINOIS               |
                    |------------------------------------------------|
                    |  STAGE  |           CATEGORY          |     %  |
                    |---------|-----------------------------|--------|
                    | 1       |  Permits                    |   15   |
                    |---------|-----------------------------|--------|
                    | 2       |  Foundation                 |   30   |
                    |---------|-----------------------------|--------|
                    | 3       |  Framing                    |   50   |
                    |---------|-----------------------------|--------|
                    | 4       |  Roofing                    |   60   |
                    |---------|-----------------------------|--------|
                    | 5       |  Mechanical                 |   80   |
                    |---------|-----------------------------|--------|
                    | 6       |  Drywall                    |   85   |
                    |---------|-----------------------------|--------|
                    | 7       |  Carpentry                  |   90   |
                    |---------|-----------------------------|--------|
                    | 8       |  Flooring                   |   95   |
                    |---------|-----------------------------|--------|
                    | 9       |  Final Inspection           |  100   |
                     ------------------------------------------------

                          EXHIBIT I TO LOAN AGREEMENT

                             FORM OF WIP REPORT

                        EXHIBIT J TO LOAN AGREEMENT

                    FORM OF DRAW REQUEST CERTIFICATION


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

DRAW REQUEST NUMBER
                    -------
[DATE]

LENDER:            RESIDENTIAL FUNDING CORPORATION

BORROWER:          UNITED HOMES, INC., an Illinois corporation
                   UNITED HOMES, INC., an Arizona corporation
                   UNITED HOMES OF ILLINOIS, INC., an Illinois corporation
                   UNITED HOMES OF MICHIGAN, INC., a Michigan corporation

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     Reference is made to that certain Loan Agreement dated as of March 14, 1997 between Lender and Borrower (the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement, unless the context shall require otherwise.

     Borrower requests from Lender a disbursement of proceeds of the Loan in
the amount of $           .
               -----------

     In connection with such requested disbursement, Borrower hereby represents, warrants and certifies to Lender as follows:

          (a) No Event of Default or Potential Default presently exists under the Loan Agreement or any other Loan Document.

          (b) Except as has been otherwise disclosed to Lender in writing, all of the representations and warranties of Borrower under the Loan Agreement and the other Loan Documents are hereby remade and restated.

          (c)   With respect to the Loan:

               (i) the Borrower has satisfied all conditions precedent to the funding of Loan as set forth in the Loan Documents;

               (ii)  the Loan Documents are in full force and effect;

               (iii) the Loan is secured by a first priority lien on the Borrowing Base Collateral and by liens on the other Collateral described in the Loan Documents, subject only to Permitted Exceptions;

               (iv) all contractors, subcontractors, vendors, materialmen and other Persons entitled to payment with respect to the Borrowing Base Collateral have been paid or will be paid, subject to retainage, with the proceeds of the requested disbursement.

          (d) All insurance required to be maintained by Borrower remains in full force in effect, of the types, in the amounts and issued by insurers as previously approved by Lender.

          (e) All of the information contained in the most recent WIP Report delivered to Lender is true, complete and accurate, and such WIP Report does not contains any untrue statement of a material fact, or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.


          UNITED HOMES, INC.,
          an Illinois corporation

          By:
              ----------------------------------------------------------------

          Printed Name:
                        ------------------------------------------------------

          Title:
                 -------------------------------------------------------------

          UNITED HOMES, INC.,
          an Arizona corporation

          By:
              ----------------------------------------------------------------

          Printed Name:
                        ------------------------------------------------------

          Title:
                 -------------------------------------------------------------

          UNITED HOMES OF ILLINOIS, INC.,
          an Illinois corporation

          By:
              ----------------------------------------------------------------

          Printed Name:
                        ------------------------------------------------------

          Title:
                 -------------------------------------------------------------

          UNITED HOMES OF MICHIGAN, INC.,
          an Michigan corporation

          By:
              ----------------------------------------------------------------

          Printed Name:
                        ------------------------------------------------------

          Title:
                 -------------------------------------------------------------

                         EXHIBIT K TO LOAN AGREEMENT

                          LETTER OF INSTRUCTIONS TO
              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO

                         EXHIBIT L TO LOAN AGREEMENT

                          FORM OF EXTENSION REQUEST


Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota 55437
Attention:     Managing Director, Construction Finance

Gentlemen/Ladies:

     In accordance with SECTION 2.14 of that certain Loan Agreement dated as of March 14, 1997 (the "Loan Agreement"), between the undersigned and you, the undersigned hereby notifies you of its election to request a twelve-month extension of the Conversion Date to _________________, 199___ and of the Maturity Date to ____________, 199____ (as those terms are defined in the Loan Agreement).

     Please indicate Lender's consent to such twelve-month extension by signing the attached copy of this letter in the space provided below and returning the same to the undersigned.

                                   Very truly yours,

                                   UNITED HOMES, INC.,
                                   an Illinois corporation

                                   By:
                                       ---------------------------------------

                                   Printed Name:
                                                 -----------------------------

                                   Title:
                                          ------------------------------------


                                   UNITED HOMES, INC.,
                                   an Arizona corporation

                                   By:
                                       ---------------------------------------

                                   Printed Name:
                                                 -----------------------------

                                   Title:
                                          ------------------------------------

                                   UNITED HOMES OF ILLINOIS, INC.,
                                   an Illinois corporation

                                   By:
                                       ---------------------------------------

                                   Printed Name:
                                                 -----------------------------

                                   Title:
                                          ------------------------------------


                                   UNITED HOMES OF MICHIGAN, INC.,
                                   an Michigan corporation

                                   By:
                                       ---------------------------------------

                                   Printed Name:
                                                 -----------------------------

                                   Title:
                                          ------------------------------------

                             CONSENT TO EXTENSION

     RESIDENTIAL FUNDING CORPORATION (the "Lender"), as lender under the Loan Agreement dated as of March 14, 1997 between the Lender and the parties identified above, consents to the extension of the Conversion Date to ______________________, 199____ and of the Maturity Date to

______________________, 19___.



                                   RESIDENTIAL FUNDING CORPORATION,
                                   a Delaware corporation


                                   By:
                                       ---------------------------------------

                                   Printed Name:
                                                 -----------------------------

                                   Title:
                                          ------------------------------------

                         EXHIBIT M TO LOAN AGREEMENT

                       INITIAL BORROWING BASE COLLATERAL



                                     M-1